Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

--------------------------------------------------------
                                                       :
In re:                                                 :  CHAPTER 11
                                                       :
THERMADYNE HOLDINGS CORPORATION,                       :
THERMADYNE MFG. LLC,                                   :
THERMADYNE CAPITAL CORP.,                              :
THERMADYNE INDUSTRIES, INC.,                           :
VICTOR EQUIPMENT COMPANY,                              :  Case No. 01-52840-399
THERMADYNE INTERNATIONAL                               :
   CORPORATION,                                        :
THERMADYNE CYLINDER COMPANY,                           :
THERMADYNE DYNAMICS CORPORATION,                       :
C&G SYSTEMS HOLDING, INC.,                             :  JOINTLY ADMINISTERED
MECO HOLDING COMPANY,                                  :
TWECO PRODUCTS, INC.,                                  :
TAG REALTY, INC.,                                      :
VICTOR COYNE INTERNATIONAL, INC.,                      :
VICTOR GAS SYSTEMS, INC.,                              :
STOODY COMPANY,                                        :
THERMAL ARC, INC.,                                     :
C&G SYSTEMS, INC.,                                     :
MARISON CYLINDER COMPANY,                              :
WICHITA WAREHOUSE CORPORATION,                         :
COYNE NATURAL GAS SYSTEMS, INC.,                       :
MODERN ENGINEERING COMPANY, INC.,                      :
                                                       :
                     Debtors.                          :
                                                       :
--------------------------------------------------------

        DEBTORS' FIRST AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


BRYAN CAVE LLP                                  WEIL, GOTSHAL & MANGES LLP
One Metropolitan Square                         Attorneys for the Debtors
211 North Broadway                              767 Fifth Avenue
St. Louis, Missouri 63102                       New York, NY 10153
(314) 259-2000                                  (212) 310-8000
                                                           and
                                                100 Crescent Court, Suite 1300
                                                Dallas, Texas  75201
                                                (214) 746-7700
Dated: St. Louis, Missouri
       January 17, 2003



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                               TABLE OF CONTENTS
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

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
ARTICLE I. DEFINITIONS AND CONSTRUCTION OF TERMS..................................................................................2

           1.1       Accredited Investor..........................................................................................2

           1.2       Administrative Expense or Administrative Expense Claim.......................................................2

           1.3       Allowed......................................................................................................2

           1.4       Amended Reorganized Parent Bylaws............................................................................2

           1.5       Amended Reorganized Parent Certificate of Incorporation......................................................2

           1.6       Amended Reorganized Subsidiaries Bylaws......................................................................3

           1.7       Amended Reorganized Subsidiaries Certificates of Incorporation...............................................3

           1.8       Ballot.......................................................................................................3

           1.9       Balloting Agent..............................................................................................3

           1.10      Balloting Deadline...........................................................................................3

           1.11      Bankruptcy Code..............................................................................................3

           1.12      Bankruptcy Court.............................................................................................3

           1.13      Bankruptcy Rules.............................................................................................3

           1.14      Business Day.................................................................................................3

           1.15      Cash.........................................................................................................3

           1.16      Cause of Action..............................................................................................3

           1.17      Chapter 11 Cases.............................................................................................3

           1.18      Claim........................................................................................................3

           1.19      Class........................................................................................................4

           1.20      Clerk .......................................................................................................4

           1.21      Collateral...................................................................................................4

           1.22      Commencement Date............................................................................................4

           1.23      Confirmation Date............................................................................................4

           1.24      Confirmation Hearing.........................................................................................4

           1.25      Confirmation Order...........................................................................................4

           1.26      Creditors' Committee.........................................................................................4

           1.27      Debtors......................................................................................................4

           1.28      Debtors in Possession........................................................................................4

           1.29      DIP Agent....................................................................................................4


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           1.30      DIP Facility.................................................................................................4

           1.31      DIP Financing Order..........................................................................................5

           1.32      DIP Lender...................................................................................................5

           1.33      DIP Letters of Credit........................................................................................5

           1.34      Disbursing Agent.............................................................................................5

           1.35      Disclosure Statement.........................................................................................5

           1.36      Disputed.....................................................................................................5

           1.37      Disputed Claim Amount........................................................................................5

           1.38      Distribution Record Date.....................................................................................5

           1.39      Docket.......................................................................................................5

           1.40      Effective Date...............................................................................................5

           1.41      Environmental Claim..........................................................................................5

           1.42      Equity Interest..............................................................................................6

           1.43      Estates......................................................................................................6

           1.44      Exchange Act.................................................................................................6

           1.45      Exculpated Parties...........................................................................................6

           1.46      Existing Credit Facility.....................................................................................6

           1.47      Final Order..................................................................................................6

           1.48      General Unsecured Claim......................................................................................6

           1.49      Holdback Amount..............................................................................................6

           1.50      Indenture Trustee............................................................................................7

           1.51      Initial Distribution Date....................................................................................7

           1.52      Insured Claim................................................................................................7

           1.53      Junior Subordinated Notes....................................................................................7

           1.54      Junior Subordinated Notes Claim..............................................................................7

           1.55      LIBOR........................................................................................................7

           1.56      Lien.........................................................................................................7

           1.57      Management Stock Plan .......................................................................................7

           1.58      New Board of Directors.......................................................................................7

           1.59      New Common Stock.............................................................................................7

           1.60      New Senior Debt Notes........................................................................................7

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           1.61      New Senior Debt Notes Agreement..............................................................................7

           1.62      New Senior Debt Notes Documents..............................................................................7

           1.63      New Series A Warrant Agreement...............................................................................8

           1.64      New Series A Warrants........................................................................................8

           1.65      New Series B Warrant Agreement...............................................................................8

           1.66      New Series B Warrants........................................................................................8

           1.67      New Series C Warrant Agreement...............................................................................8

           1.68      New Series C Warrants........................................................................................8

           1.69      New Warrant Agreements.......................................................................................8

           1.70      New Warrants ................................................................................................8

           1.71      New Working Capital Facility.................................................................................8

           1.72      New Working Capital Facility Lenders.........................................................................8

           1.73      Newco........................................................................................................9

           1.74      Newco Acquisition............................................................................................9

           1.75      Newco Offering...............................................................................................9

           1.76      Newco Offering Maximum.......................................................................................9

           1.77      Newco Offering Minimum.......................................................................................9

           1.78      9 7/8% Senior Subordinated Notes.............................................................................9

           1.79      9 7/8% Senior Subordinated Notes Claim.......................................................................9

           1.80      Note Claim...................................................................................................9

           1.81      Other Priority Claim.........................................................................................9

           1.82      Other Secured Claim..........................................................................................9

           1.83      Other Subsidiary Equity Interest.............................................................................9

           1.84      Oversubscribed Shares.......................................................................................10

           1.85      Person......................................................................................................10

           1.86      Plan........................................................................................................10

           1.87      Plan Documents..............................................................................................10

           1.88      Plan Supplement.............................................................................................10

           1.89      Prepetition Agent...........................................................................................10

           1.90      Priority Tax Claim..........................................................................................10

           1.91      Pro Rata Share..............................................................................................10

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           1.92      Professional................................................................................................10

           1.93      Quarter.....................................................................................................10

           1.94      Reconstituted Committee.....................................................................................11

           1.95      Reconstituted Committee Compensation........................................................................11

           1.96      Registration Rights Agreement...............................................................................11

           1.97      Reorganized Debtors.........................................................................................11

           1.98      Reorganized Parent..........................................................................................11

           1.99      Reorganized Subsidiaries....................................................................................11

           1.100     Schedules...................................................................................................11

           1.101     Secured Claim...............................................................................................11

           1.102     Securities Act..............................................................................................11

           1.103     Senior Secured Lender Claim.................................................................................11

           1.104     Senior Secured Lenders......................................................................................11

           1.105     Shelf Registration Statement................................................................................11

           1.106     Stock Purchase Agreement....................................................................................12

           1.107     Subscription................................................................................................12

           1.108     Subscription Agent..........................................................................................12

           1.109     Subscription Agreement......................................................................................12

           1.110     Subscription Commencement Date..............................................................................12

           1.111     Subscription Commitment.....................................................................................12

           1.112     Subscription Date...........................................................................................12

           1.113     Subscription Expiration Date................................................................................12

           1.114     Subscription Price..........................................................................................12

           1.115     Subscription Price Deposit..................................................................................12

           1.116     Subsequent Distribution Date................................................................................12

           1.117     Subsidiary..................................................................................................12

           1.118     Subsidiary Equity Interest..................................................................................12

           1.119     Surplus Distributions.......................................................................................13

           1.120     Tax Code....................................................................................................13

           1.121     10.75% Senior Subordinated Notes............................................................................13

           1.122     10.75% Senior Subordinated Notes Claim......................................................................13

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           1.123     Thermadyne Holdings.........................................................................................13

           1.124     Thermadyne Holdings Equity Interest.........................................................................13

           1.125     Tort Claim..................................................................................................13

           1.126     12 1/2% Senior Discount Debentures..........................................................................13

           1.127     12 1/2% Senior Discount Debentures Claim....................................................................13

           1.128     Interpretation; Application of Definitions and Rules of Construction........................................13

ARTICLE II.             TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.......................................14

           2.1       Administrative Expense Claims...............................................................................14

           2.2       Professional Compensation and Reimbursement Claims..........................................................14

           2.3       Priority Tax Claims.........................................................................................14

ARTICLE III.            CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS............................................................15

ARTICLE IV.             TREATMENT OF CLAIMS AND EQUITY INTERESTS.................................................................15

           4.1       CLASS 1 - OTHER PRIORITY CLAIMS.............................................................................16

           4.2       CLASS 2 - SENIOR SECURED LENDER CLAIMS......................................................................16

           4.3       CLASS 3 - OTHER SECURED CLAIMS..............................................................................17

           4.4       CLASS 4 - GENERAL UNSECURED CLAIMS..........................................................................18

           4.5       CLASS 5 - 9 7/8% SENIOR SUBORDINATED NOTES CLAIMS...........................................................18

           4.6       CLASS 6 - JUNIOR SUBORDINATED NOTES CLAIMS..................................................................18

           4.7       CLASS 7 - 10.75% SENIOR SUBORDINATED NOTES CLAIMS...........................................................19

           4.8       CLASS 8 - 12 1/2% SENIOR DISCOUNT DEBENTURE CLAIMS..........................................................19

           4.9       CLASS 9 - THERMADYNE HOLDINGS EQUITY INTERESTS AND OTHER EQUITY INTERESTS...................................19

           4.10      CLASS 10 - SUBSIDIARY EQUITY INTERESTS......................................................................20

ARTICLE V.              PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                        UNDER THE PLAN, ALLOWANCE OF CERTAIN CLAIMS, AND
                        TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS,
                        CLAIMS AND EQUITY INTERESTS..............................................................................20

           5.1       Voting of Claims............................................................................................20

           5.2       Nonconsensual Confirmation..................................................................................20

           5.3       Allowance of Certain Claims Under the Plan..................................................................20

           5.4       Method of Distributions Under the Plan......................................................................21

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           5.5       Distributions Withheld for Disputed General Unsecured Claims................................................23

           5.6       Personal Injury Tort Claims and Environmental Claims........................................................24

           5.7       Disbursing Agent............................................................................................24

           5.8       Setoffs and Recoupment......................................................................................25

           5.9       Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests..................25

           5.10      Distributions Relating to Allowed Insured Claims............................................................25

           5.11      Cancellation of Existing Securities.........................................................................25

           5.12      Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.....................................26

           5.13      Allocation of Plan Distributions Between Principal and Interest.............................................26

ARTICLE VI.             EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................................26

           6.1       Assumption or Rejection of Executory Contracts and Unexpired Leases.........................................26

           6.2       Indemnification Obligations.................................................................................28

           6.3       Compensation and Benefit Programs...........................................................................28

           6.4        Retiree Benefits...........................................................................................28

ARTICLE VII.            PARTIAL CONSOLIDATION OF  THERMADYNE PARENT HOLDINGS AND THE SUBSIDIARIES................................29

           7.1       Partial Substantive Consolidation Treatment.................................................................29

           7.2       Merger or Dissolution of Corporate Entities.................................................................29

ARTICLE VIII.           PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS......................29

           8.1       General.....................................................................................................29

           8.2       Meetings of Stockholders....................................................................................30

           8.3       Amended Bylaws and Amended Certificates of Incorporation....................................................30

           8.4       Boards of Directors.........................................................................................30

           8.5       Officers....................................................................................................31

           8.6       Authorization of New Securities.............................................................................31

           8.7       Issuance of New Securities..................................................................................31

           8.8       Management Stock Plan.......................................................................................33

ARTICLE IX.             IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN........................................................33

           9.1       Means for Implementation of the Plan........................................................................33

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           9.2       Effectiveness of Securities, Instruments and Agreements.....................................................33

           9.3       Corporate Action............................................................................................33

           9.4       Approval of Agreements......................................................................................34

           9.5       Cancellation of Existing Securities and Agreements..........................................................34

           9.6       Cancellation of Equity Interests............................................................................34

           9.7       New Common Stock............................................................................................34

           9.8       Listing of New Common Stock.................................................................................34

           9.9       Registration Rights Agreement...............................................................................34

           9.10      Operation of the Debtors in Possession Between the Confirmation Date and the Effective Date.................34

           9.11      Administration After the Effective Date.....................................................................35

           9.12      Term of Bankruptcy Injunction or Stays......................................................................35

           9.13      Revesting of Assets.........................................................................................35

           9.14      Causes of Action............................................................................................35

           9.15      Discharge of Debtors........................................................................................35

           9.16      Injunction Related to Discharge.............................................................................35
           9.17      Injunction Regarding Worthless Stock Deduction..............................................................36

           9.18      New Senior Debt Notes.......................................................................................36

           9.19      New Working Capital Facility................................................................................37

           10.1      Subscription Commitments....................................................................................37

           10.2      Subscription Period.........................................................................................37

           10.3      Subscription Price..........................................................................................37

           10.4      Restructuring Transactions..................................................................................37

           10.5      Thresholds..................................................................................................38

           10.6      Transfer Restriction; Revocation............................................................................40

           10.7      Procedures for Making Subscription Commitments..............................................................40

           10.8      Notification of Allocation of New Common Stock..............................................................40

           10.9      Submission of Jurisdiction..................................................................................41

           10.10     Reservation.................................................................................................41

ARTICLE XI.             CONFIRMATION AND EFFECTIVENESS OF THE PLAN...............................................................41

           11.1      Conditions Precedent to Confirmation........................................................................41

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           11.2      Conditions Precedent to Effectiveness.......................................................................41

           11.3      Effect of Failure of Conditions.............................................................................43

           11.4      Waiver of Conditions........................................................................................43

ARTICLE XII.            RETENTION OF JURISDICTION................................................................................43

ARTICLE XIII.           MISCELLANEOUS PROVISIONS.................................................................................44

           13.1      Effectuating Documents and Further Transactions.............................................................44

           13.2      Exemption from Transfer Taxes...............................................................................44

           13.3      Authorization to Request Prompt Tax Determinations..........................................................45

           13.4      Exculpation.................................................................................................45

           13.5      Debtors' Releases...........................................................................................45

           13.6      Lender Releases.............................................................................................45

           13.7      Injunction Relating to Exculpation and Release..............................................................46

           13.8      Reconstitution of Creditors' Committee......................................................................46

           13.9      Certain Indenture Trustee Fees and Expenses.................................................................46

           13.10     Post-Effective Date Fees and Expenses.......................................................................47

           13.11     Payment of Statutory Fees...................................................................................47

           13.12     Amendment or Modification of the Plan.......................................................................47

           13.13     Severability................................................................................................47

           13.14     Revocation or Withdrawal of the Plan........................................................................47

           13.15     Binding Effect..............................................................................................48

           13.16     Notices.....................................................................................................48

           13.17     Governing Law...............................................................................................48

           13.18     Withholding and Reporting Requirements......................................................................48

           13.19     Plan Supplement.............................................................................................49

           13.20     Headings....................................................................................................49

           13.21     Exhibits/Schedules..........................................................................................49

           13.22     Section 1125(e) of the Bankruptcy Code......................................................................49

           13.23     Filing of Additional Documents..............................................................................49

           13.24     No Admissions...............................................................................................49

           13.25     Inconsistency...............................................................................................50

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
                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION


-------------------------------------------------------
                                                      :
In re:                                                :   CHAPTER 11
                                                      :
THERMADYNE HOLDINGS CORPORATION,                      :
THERMADYNE MFG. LLC,                                  :
THERMADYNE CAPITAL CORP.,                             :
THERMADYNE INDUSTRIES, INC.,                          :
VICTOR EQUIPMENT COMPANY,                             :   Case No. 01-52840-399
THERMADYNE INTERNATIONAL                              :
   CORPORATION,                                       :
THERMADYNE CYLINDER COMPANY,                          :
THERMAL DYNAMICS CORPORATION,                         :
C&G SYSTEMS HOLDING, INC.,                            :   JOINTLY ADMINISTERED
MECO HOLDING COMPANY,                                 :
TWECO PRODUCTS, INC.,                                 :
TAG REALTY, INC.,                                     :
VICTOR COYNE INTERNATIONAL, INC.,                     :
VICTOR GAS SYSTEMS, INC.,                             :
STOODY COMPANY,                                       :
THERMAL ARC, INC.,                                    :
C&G SYSTEMS, INC.,                                    :
MARISON CYLINDER COMPANY,                             :
WICHITA WAREHOUSE CORPORATION,                        :
COYNE NATURAL GAS SYSTEMS, INC., AND                  :
MODERN ENGINEERING COMPANY, INC.,                     :
                                                      :
                                                      :
           ..........Debtors.                         :
                                                      :
-------------------------------------------------------


        DEBTORS' FIRST AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

           Thermadyne Holdings Corporation and its affiliated debtors (collectively, the "Debtors") propose the following first amended and restated joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

           Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

           1.1 Accredited Investor means any holder of a Note Claim that is an "accredited investor" as defined under Securities and Exchange Commission Regulation D.

           1.2 Administrative Expense or Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any Claim arising under or in respect of the DIP Facility and the DIP Financing Order, any actual and necessary costs and expenses of preserving the Estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330, 331 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Estates of the Debtors under section 1930 of title 28 of the United States Code.

           1.3 Allowed means, with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim allowed hereunder, (c) any Claim which is not Disputed, or (d) any Disputed Claim (i) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liability of the Debtors and the amount thereof are to be and have been determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) that has been Allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of computation of distributions under the Plan, include interest on such Claim from and after the Commencement Date.

           1.4 Amended Reorganized Parent Bylaws means the amended and restated Bylaws of Reorganized Parent, which shall be in substantially the same form as the bylaws to be contained in the Plan Supplement.

           1.5 Amended Reorganized Parent Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized Parent, which shall be in substantially the same form as the certificate of incorporation to be contained in the Plan Supplement.

           1.6 Amended Reorganized Subsidiaries Bylaws means the amended and restated Bylaws of the Reorganized Subsidiaries, which shall be in substantially the same form as those bylaws to be contained in the Plan Supplement.

           1.7 Amended Reorganized Subsidiaries Certificates of Incorporation means the amended and restated Certificates of Incorporation of the Reorganized Subsidiaries, which shall be in substantially the same form as the one to be contained in the Plan Supplement.

           1.8 Ballot means the form distributed with the Disclosure Statement to each holder of an impaired Claim entitled to vote to accept or reject the Plan, on which acceptance or rejection of the Plan and such other elections as may be made thereon are to be indicated.

           1.9 Balloting Agent means the entity retained by the Debtors to tabulate the votes to accept or reject the Plan.

           1.10 Balloting Deadline means the date and time, as set by an order of the Bankruptcy Court and described in the Disclosure Statement, by which all Ballots must be received by the Balloting Agent at the address set forth on the applicable Ballot, as such date may be extended.

           1.11 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

           1.12 Bankruptcy Court means the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, having jurisdiction over the Chapter 11 Cases, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court that exercises jurisdiction over the Chapter 11 Cases.

           1.13 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and as applicable to the Chapter 11 Cases.

           1.14 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized by law or executive order to close.

           1.15 Cash means legal tender of the United States of America.

           1.16 Cause of Action means, without limitation, any action, cause of action, liability, obligation, right, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, in law, equity or otherwise.

           1.17 Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Thermadyne Holdings Corporation, et al., Chapter 11 Case No. 01-52840-399, Jointly Administered, currently pending in the Bankruptcy Court.

           1.18 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

           1.19 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

           1.20 Clerk means the Clerk of the Bankruptcy Court.

           1.21 Collateral means any property or interest in property of the Estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise is invalid under the Bankruptcy Code or applicable state law.

           1.22 Commencement Date means November 19, 2001, the date on which the Debtors commenced the Chapter 11 Cases.

           1.23 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Docket.

           1.24 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

           1.25 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

           1.26 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

           1.27 Debtors means Thermadyne Holdings, Thermadyne Mfg. LLC, Thermadyne Capital Corp., Thermadyne Industries, Inc., Victor Equipment Company, Thermadyne International Corporation, Thermadyne Cylinder Company, Thermal Dynamics Corporation, C&G Systems Holding, Inc., Meco Holding Company, Tweco Products, Inc., TAG Realty, Inc., Victor Coyne International, Inc., Victor Gas Systems, Inc., Stoody Company, Thermal Arc, Inc., C&G Systems, Inc., Marison Cylinder Company, Wichita Warehouse Corporation, Coyne Natural Gas Systems, Inc., and Modern Engineering Company, Inc.

           1.28 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

           1.29 DIP Agent means ABN AMRO Bank N.V., as administrative and collateral agent under the DIP Facility.

           1.30 DIP Facility means that certain revolving credit facility in the aggregate principal amount of up to $60 million with a sublimit of $15 million for standby letters of credit, and evidenced by that certain Revolving Credit and Guaranty Agreement among Thermadyne Mfg. LLC, as borrower, the other Debtors, as guarantors, ABN AMRO Bank N.V., as administrative and collateral agent, and the lenders from time to time party thereto, dated as of November 26, 2001, as amended, supplemented, or modified from time to time, and all other documents and instruments evidencing and/or setting forth the terms of the debtor in possession financing arrangements in the Chapter 11 Cases, as approved by the DIP Financing Order.

           1.31 DIP Financing Order means the Order of the Bankruptcy Court dated November 21, 2001 (as amended) approving and authorizing the terms of the DIP Facility in the Chapter 11 Cases.

           1.32 DIP Lender means any lending institution from time to time party to the DIP Facility, and its successors and assigns.

           1.33 DIP Letters of Credit means all letters of credit issued pursuant to the DIP Facility and outstanding as of the Effective Date.

           1.34 Disbursing Agent means the Reorganized Debtors or Persons identified in Section 5.4 or Section 5.7 of the Plan to serve as a disbursing agent under the Plan.

           1.35 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

           1.36 Disputed means, with reference to any Claim or Equity Interest, any Claim or Equity Interest proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and in either case or in the case of an Administrative Expense Claim, any Administrative Expense Claim, Claim or Equity Interest which is disputed under the Plan or as to which the Debtors or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim or Equity Interest proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

           1.37 Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 or other applicable law for purposes of, among other things, Section 5.5 of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

           1.38 Distribution Record Date means the first Business Day after five
(5) days after the Confirmation Date.

           1.39 Docket means the docket in the Chapter 11 Cases maintained by the Clerk.

           1.40 Effective Date means the first Business Day on which the conditions specified in Section 11.2 of the Plan have been satisfied or waived pursuant to Section 11.4 of the Plan.

           1.41 Environmental Claim means any Claim, including, but not limited to, actions, suits, judgments, or orders under any federal, state, or local environmental law, rule, or regulation for any damages (including contribution claims and natural resource damages), injunctive relief, remediation, losses, fines, penalties, fees, expenses (including financial assurance obligations and reasonable fees and expenses of attorneys and consultants) or costs relating to
(a) the release or threatened release of hazardous materials or substances to the environment, (b) any actual or alleged violation or non-compliance with any applicable federal, state, or local environmental statute, rule, regulation, or order, or (c) other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

           1.42 Equity Interest means any share of preferred stock, common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

           1.43 Estates means the estates created upon the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

           1.44 Exchange Act means the Securities Exchange Act of 1934, as amended.

           1.45 Exculpated Parties has the meaning set forth in Section 13.4 of the Plan.

           1.46 Existing Credit Facility means the Credit Agreement dated as of May 22, 1998, entered into by and among Thermadyne Mfg. LLC, Comweld Group Pty. Ltd., GenSet S.P.A., and Thermadyne Welding Products Canada Limited, as borrowers, the Senior Secured Lenders, Credit Suisse First Boston as Syndication Agent, Societe Generale as documentation agent, and ABN AMRO Bank N.V. as administrative agent, as amended from time to time, and guaranteed by certain subsidiaries of Thermadyne Mfg. LLC pursuant to the Subsidiary Co-Obligation Agreement and Guaranty dated as of May 22, 1998, and secured by a lien on substantially all the assets of such subsidiaries.

           1.47 Final Order means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have expired or been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have expired or been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order not to be a Final Order.

           1.48 General Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, or Note Claim.

           1.49 Holdback Amount has the meaning set forth in Section 5.5(a) of the Plan.

           1.50 Indenture Trustee means State Street Bank and Trust Company, in its capacity as the 9 7/8% Senior Subordinated Notes Indenture Trustee; Chemical Bank in its capacity as the 10.75% Senior Subordinated Notes Indenture Trustee; and HSBC Bank USA, successor to IBJ Schroder Bank & Trust Company, in its capacity as the 12 1/2% Senior Discount Debentures Indenture Trustee, unless such indenture trustee shall have resigned or been replaced by a successor trustee, in which case said term shall refer to the successor.

           1.51 Initial Distribution Date means the date that is no more than sixty (60) days after the Effective Date.

           1.52 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

           1.53 Junior Subordinated Notes means the $25 million aggregate face amount of Junior Subordinated Notes due 2009 issued by Thermadyne Mfg. LLC on December 22, 1999.

           1.54 Junior Subordinated Notes Claim means any Claim based on or related to the Junior Subordinated Notes.

           1.55 LIBOR shall have substantially the same meaning that "LIBO Rate" has under the Existing Credit Facility.

           1.56 Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

           1.57 Management Stock Plan means an equity incentive plan that will become effective on the Effective Date or as soon thereafter as is reasonably practicable, which shall be in substantially the same form as the one to be contained in the Plan Supplement.

           1.58 New Board of Directors means the board of directors of Reorganized Parent on the Effective Date.

           1.59 New Common Stock means (i) in respect of the Newco Offering, the new common stock to be issued by Newco pursuant to the Plan and the Amended and Restated Certificate of Incorporation of Newco and (ii) in the event the Newco Offering is not consummated, the new common stock to be issued by Thermadyne Holdings pursuant to the Plan and the Amended and Restated Certificate of Incorporation of Thermadyne Holdings.

           1.60 New Senior Debt Notes means the new senior debt notes described in Section 9.18 of the Plan to be issued pursuant to the New Senior Debt Notes Agreement.

           1.61 New Senior Debt Notes Agreement means the agreement pursuant to which the New Senior Debt Notes will be issued, and which shall be in substantially the same form as the agreement to be contained in the Plan Supplement.

           1.62 New Senior Debt Notes Documents means the collective reference to the New Senior Debt Notes, the New Senior Debt Notes Agreement, all exhibits thereto and any and all other documents or instruments created, executed or issued pursuant to or in connection therewith.

           1.63 New Series A Warrant Agreement means the warrant agreement governing the issuance and exercise of the New Series A Warrants. The New Series A Warrant Agreement will be in substantially the same form as the one to be contained in the Plan Supplement.

           1.64 New Series A Warrants means the warrants to purchase 1,157,000 shares of New Common Stock to be issued pursuant to, and exercisable in accordance with, the New Series A Warrant Agreement, which warrants shall expire on the first anniversary of the Effective Date, and which shall be exercisable for a payment to Reorganized Parent of $13.85 in cash per share of New Common Stock.

           1.65 New Series B Warrant Agreement means the warrant agreement governing the issuance and exercise of the New Series B Warrants. The New Series B Warrant Agreement will be in substantially the same form as the one to be contained in the Plan Supplement.

           1.66 New Series B Warrants means the warrants to purchase 700,000 shares of New Common Stock to be issued pursuant to, and exercisable in accordance with, the New Series B Warrant Agreement, which warrants shall expire on the third anniversary of the Effective Date, and which shall be exercisable for a payment to Reorganized Parent of $20.78 in cash per share of New Common Stock.

           1.67 New Series C Warrant Agreement means the warrant agreement governing the issuance and exercise of the New Series C Warrants. The New Series C Warrant Agreement will be in substantially the same form as the one to be contained in the Plan Supplement.

           1.68 New Series C Warrants means the warrants to purchase 271,429 shares of New Common Stock to be issued pursuant to, and exercisable in accordance with, the New Series C Warrant Agreement, which warrants shall expire on the third anniversary of the Effective Date, and which shall be exercisable for a payment to Reorganized Parent of $27.70 in cash per share of New Common Stock.

           1.69 New Warrant Agreements means the New Series A Warrant Agreement, the New Series B Warrant Agreement and the New Series C Warrant Agreement.

           1.70 New Warrants means the New Series A Warrants, the New Series B Warrants and the New Series C Warrants.

           1.71 New Working Capital Facility means the working capital facility to be entered into by Reorganized Parent, the Reorganized Subsidiaries, the banks and other financial institutions party thereto in connection with the consummation of the Plan, upon terms and conditions to be mutually agreed, and all auxiliary agreements, documents and instruments to be created, executed or issued pursuant to or in connection therewith.

           1.72 New Working Capital Facility Lenders means those certain lenders (together with their successors or assigns), that are parties to the New Working Capital Facility, by original execution or assignment thereof.

           1.73 Newco means a corporation formed for the purpose of effecting the Plan in the event the Newco Offering is consummated.

           1.74 Newco Acquisition means the acquisition by Newco of all of the capital stock of Thermadyne Industries, Inc. as contemplated in Article X of the Plan.

           1.75 Newco Offering means the offering of the New Common Stock as described in Article X of the Plan.

           1.76 Newco Offering Maximum means 12,318,500 shares of New Common Stock.

           1.77 Newco Offering Minimum means 10,683,225 shares of New Common Stock, provided however, that, if, as a result of the Newco Offering, any Person or related group for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, would become the beneficial owners (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Newco representing at least 30% of the shares of New Common Stock to be distributed pursuant to the Plan, the Newco Offering Minimum shall mean 12,318,500 shares of New Common Stock, unless more than 50% of the Senior Secured Lenders (based on their Senior Secured Lender Claims) have otherwise agreed in writing.

           1.78 9 7/8% Senior Subordinated Notes means the $207 million aggregate face amount of 9 7/8% Senior Subordinated Notes due 2008 under an Indenture dated May 22, 1998 among Thermadyne Mfg. LLC and Thermadyne Capital Corp., as issuers, and State Street Bank and Trust Company, as trustee, and C&G Systems Holding, Inc., C&G Systems, Inc., Coyne Natural Gas Systems, Inc., Marison Cylinder Company, MECO Holding Company, Modern Engineering Company, Inc., Stoody Company, TAG Realty, Inc., Thermadyne Cylinder Company, Thermadyne Industries, Inc., Thermadyne International Corporation, Thermal Arc, Inc., Thermal Dynamics Corporation, Tweco Products, Inc., Victor Coyne International, Inc., Victor Equipment Company, Wichita Warehouse Corporation, and Woodland Cryogenics Company, as guarantors.

           1.79 9 7/8% Senior Subordinated Notes Claim means any Claim relating to the 9 7/8% Senior Subordinated Notes.

           1.80 Note Claim means any 9 7/8% Senior Subordinated Notes Claim, 10.75% Senior Subordinated Notes Claim, 12 1/2% Senior Discount Debentures Claim, or Junior Subordinated Notes Claim.

           1.81 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

           1.82 Other Secured Claim means any Secured Claim other than a Senior Secured Lender Claim.

           1.83 Other Subsidiary Equity Interest means any share of preferred stock, common stock or other instrument evidencing an ownership interest in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest, other than a Subsidiary Equity Interest.

           1.84 Oversubscribed Shares means the shares of New Common Stock in excess of an Accredited Investor's Pro Rata Share (determined on the basis of such Accredited Investor's single Class of Claims) subscribed for pursuant to such Accredited Investor's Subscription Agreement.

           1.85 Person means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association or organization, governmental agency or political subdivision thereof.

           1.86 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the terms hereof or approved by the Bankruptcy Court.

           1.87 Plan Documents means the agreements, documents and instruments entered into or issued on or as of the Effective Date as contemplated by, and in furtherance of, the Plan, including without limitation, the agreements, documents and instruments described in Section 13.19 of the Plan.

           1.88 Plan Supplement means the forms of documents specified in
Section 13.19 of the Plan.

           1.89 Prepetition Agent means ABN AMRO Bank N.V., as administrative and collateral agent under the Existing Credit Facility.

           1.90 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.91 Pro Rata Share means a proportionate share, such that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Equity Interest in a Class to the amount of the consideration distributed on account of all Allowed Claims or Allowed Equity Interests in such Class is the same as the ratio of the amount of such Allowed Claim or Allowed Equity Interest to the amount of all Allowed Claims or Allowed Equity Interests in that Class.

           1.92 Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise pursuant to an order of the Bankruptcy Court and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(3) or (4) of the Bankruptcy Code.

           1.93 Quarter means the period beginning on the Effective Date and ending on the next following November 30, February 28, May 31 or August 31, whichever occurs first, and each three month period occurring thereafter.

           1.94 Reconstituted Committee has the meaning set forth in Section
13.8 of the Plan.

           1.95 Reconstituted Committee Compensation means the maximum amount that the Reorganized Debtors will reimburse the Reconstituted Committee for the expenses of its member and the fees and expenses of local counsel for the Reconstituted Committee to perform the services described in Section 13.8 of the Plan, which amount shall be $15,000.

           1.96 Registration Rights Agreement means the registration rights agreement relating to the New Common Stock distributed pursuant to the Plan, to be entered into as of the Effective Date by the Reorganized Debtors for the benefit of certain holders of New Common Stock, which agreement shall be substantially in the same form as the one to be contained in the Plan Supplement.

           1.97 Reorganized Debtors means each of Reorganized Parent and the Reorganized Subsidiaries.

           1.98 Reorganized Parent means (i) in the event the Newco Offering and the Newco Acquisition are consummated, Newco, and (ii) in the event Newco Offering is not consummated, Thermadyne Holdings, or, in either case, any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

           1.99 Reorganized Subsidiaries means each of the Subsidiaries, or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

           1.100 Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

           1.101 Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, payment or performance of which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, including, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount of such setoff.

           1.102 Securities Act means the federal Securities Act of 1933, as amended.

           1.103 Senior Secured Lender Claim means any Claim of a Senior Secured Lender arising under the Existing Credit Facility.

           1.104 Senior Secured Lenders means any lending institution from time to time party to the Existing Credit Facility and its successors and assigns.

           1.105 Shelf Registration Statement means the registration statement to be filed pursuant to the Registration Rights Agreement.

           1.106 Stock Purchase Agreement means the stock purchase agreement pursuant to which Newco shall acquire all of the shares of Thermadyne Industries, Inc. in the event that the Newco Offering is consummated, which stock purchase agreement shall be in substantially the same form as the stock purchase agreement to be contained in the Plan Supplement.

           1.107 Subscription means an Accredited Investor's subscription for shares of New Common Stock pursuant to the Newco Offering.

           1.108 Subscription Agent means the Person engaged by the Debtors to conduct the Newco Offering.

           1.109 Subscription Agreement means the agreement to be executed by holders of Note Claims that are Accredited Investors pursuant to which such holders may subscribe for the purchase of shares of New Common Stock pursuant to the Newco Offering, which agreement shall be substantially in the same form as the one to be contained in the Plan Supplement.

           1.110 Subscription Commencement Date means the first Business Day after ten (10) days after the Confirmation Date.

           1.111 Subscription Commitment means the binding commitment of an Accredited Investor to acquire shares of New Common Stock pursuant to the Newco Offering.

           1.112 Subscription Date means the date on or prior to the Subscription Expiration Date on which a Subscription Commitment has been made.

           1.113 Subscription Expiration Date means the first Business Day that is thirty (30) days after the Subscription Commencement Date.

           1.114 Subscription Price means the price to be paid for shares of New Common Stock pursuant to the Newco Offering.

           1.115 Subscription Price Deposit has the meaning set forth in Section
10.7 of the Plan.

           1.116 Subsequent Distribution Date means the twentieth day after the end of the second Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each subsequent Quarter; provided, however, that the second Subsequent Distribution Date shall occur on the twentieth day after the end of the third Quarter following the Quarter in which the Initial Distribution Date occurs.

           1.117 Subsidiary means any Debtor of which Thermadyne Holdings owns directly or indirectly all of the outstanding capital stock.

           1.118 Subsidiary Equity Interest means any share of stock or other instrument evidencing a present ownership interest by any of the Debtors in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

           1.119 Surplus Distributions has the meaning set forth in Section 5.5(c) of the Plan.

           1.120 Tax Code means the Internal Revenue Code of 1986, as amended.

           1.121 10.75% Senior Subordinated Notes means the $179 million aggregate face amount of Senior Subordinated Notes due 2003 under an Indenture dated February 1, 1994 between Thermadyne Holdings and Chemical Bank, as trustee.

           1.122 10.75% Senior Subordinated Notes Claim means any Claim relating to the 10.75% Senior Subordinated Notes.

           1.123 Thermadyne Holdings means Thermadyne Holdings Corporation, a Delaware corporation.

           1.124 Thermadyne Holdings Equity Interest means, collectively, (i) any share of preferred stock, common stock or other instrument evidencing an ownership interest in Thermadyne Holdings, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest and (ii) any Claim under applicable law, whether or not such Claim is listed on the Schedules or evidenced by a filed proof of claim, whether or not the subject of an existing lawsuit, arising from or seeking the rescission of a purchase or sale of equity of the Debtors or any affiliate of the Debtors, for damages arising from the purchase or sale of a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim as provided in section 510(b) of the Bankruptcy Code.

           1.125 Tort Claim means any Claim relating to personal injury, property damage (other than an Environmental Claim), products liability, or other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

           1.126 12 1/2% Senior Discount Debentures means the $94.6 million aggregate face amount of 12-1/2% Senior Discount Notes due at 2008 under an Indenture dated May 22, 1998 between Thermadyne Holdings, as successor to Mercury Acquisition Company, and HSBC Bank USA, successor to IBJ Schroder Bank & Trust Company, as trustee.

           1.127 12 1/2% Senior Discount Debentures Claim means any Claim relating to the 12 1/2% Senior Discount Debentures.

           1.128 Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, has the meaning ascribed to that term in the Bankruptcy Code.

                                  ARTICLE II.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

           2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the responsible Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions; provided further, however, that on the Effective Date, all of the obligations of the Debtors to the DIP Agent and the DIP Lenders under or in respect of the DIP Facility and the DIP Financing Order shall be indefeasibly paid in full in Cash, the commitments under the DIP Facility shall be terminated, and all DIP Letters of Credit shall either (a) be (i) returned to the issuer undrawn and marked cancelled, or (ii) cash collateralized with Cash in an amount equal to 105% of the face amount of the outstanding DIP Letters of Credit, or (b) the issuer will be provided with back-to-back letters of credit in an amount equal to 105% of the face amount of the outstanding DIP Letters of Credit, and in form and substance and from a financial institution acceptable to the issuer.

           2.2 Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and,
(b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors.

           2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim (commencing on the first anniversary of the Effective Date), together with interest at a fixed annual rate equal to 4.75%, over a period through a date not later than the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

           Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

           Class                                                       Status
           -----                                                       ------

         Class 1 - Other Priority Claims.............................Unimpaired

         Class 2 - Senior Secured Lender Claims......................Impaired

         Class 3 - Other Secured Claims..............................Unimpaired

         Class 4 - General Unsecured Claims..........................Impaired

         Class 5 - 9 7/8% Senior Subordinated Notes Claims...........Impaired

         Class 6 - Junior Subordinated Notes Claims..................Impaired

         Class 7 - 10.75% Senior Subordinated Notes Claims...........Impaired

         Class 8 - 12 1/2% Senior Discount Debenture Claims..........Impaired

         Class 9 - Thermadyne Holdings Equity Interests
                       and Other Subsidiary Equity Interests.........Impaired

         Class 10 - Subsidiary Equity Interests......................Unimpaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

           The Classes of Claims against and Equity Interests in the Debtors shall be treated under the Plan as follows:

           4.1 CLASS 1 - OTHER PRIORITY CLAIMS.

           (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to the amount of such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

           4.2 CLASS 2 - SENIOR SECURED LENDER CLAIMS.

           (a) Impairment and Voting. Class 2 is impaired by the Plan. Each holder of an Allowed Senior Secured Lender Claim is entitled to vote to accept or reject the Plan.

           (b) Distributions. On the Effective Date and in accordance with the restructuring transactions described in Section 10.4, each holder of an Allowed Senior Secured Lender Claim shall receive on account of its Allowed Senior Secured Lender Claim the following consideration:

               (i) Cash in the amount of any accrued and unpaid interest, fees and expenses in respect of such Allowed Senior Secured Lender Claim (including, without limitation, letter of credit fees, cash management fees, overdraft payments and all reasonable out-of-pocket expenses and counsel and other advisory fees and expenses),

               (ii) its Pro Rata Share of $180,000,000 in aggregate principal amount of New Senior Debt Notes,

               (iii) its Pro Rata share of 250,000 shares of New Common Stock,

               (iv) either:

                    (x) if the Newco Offering Minimum has not been satisfied,
               its Pro Rata Share of 12,318,500 shares of New Common Stock, or

                    (y) if the Newco Offering Minimum has been satisfied, (1)
               Cash in an amount equal to its Pro Rata Share of the Cash received from the issuance of New Common Stock pursuant to the Newco Offering, and (2) at the election of the holder of such Allowed Senior Secured Lender Claim made pursuant to Section 4.2(c), either (A) its Pro Rata Share of the shares of New Common Stock not subscribed for pursuant to the Newco Offering, or (B) additional New Senior Debt Notes in an aggregate amount equal to the product of (I) the number of shares of New Common Stock to which such holder would have been entitled pursuant to the preceding clause (A), multiplied by (II) the Subscription Price, and

               (v) its Pro Rata Share of 271,429 New Series C Warrants, subject, however, to the transfer of such warrants as provided in Section 4.9(b) hereof.

           (c) Election by Holders of Class 2 Claims. On or before ten (10) Business Days after the Subscription Expiration Date, the Debtors will serve on each holder of a Class 2 Claim as of the Distribution Record Date a notice advising such holder of the number of shares of New Common Stock that have been subscribed pursuant to Article X hereof and a form for such holder to elect treatment under Section 4.2(b)(iv)(y)(2) hereof. Such holder shall have ten (10) Business Days from the date of such notice to return its election form to the Debtors. Such holder's failure to return the election form timely shall be deemed an election for treatment pursuant to Section 4.2(b)(iv)(y)(2)(B) hereof.

           (d) Outstanding Letters of Credit. On the Effective Date, with respect to outstanding letters of credit issued under the Existing Credit Facility, (x) such letters of credit will be returned to the issuer undrawn and marked cancelled, or (y) the issuer will be provided with (1) cash collateral in an amount equal to 105% of the face amount of the outstanding letters of credit or (2) back-to-back letters of credit in an amount equal to 105% of the face amount of the outstanding letters of credit, in form and substance and from an institution acceptable to the issuer.

           4.3 CLASS 3 - OTHER SECURED CLAIMS.

           (a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) the holder of an Allowed Other Secured Claim shall receive possession of the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable. Notwithstanding the foregoing, each such holder receiving the treatment specified in clause (ii) or (iii) of the preceding sentence shall have a General Unsecured Claim in Class 4 for the amount by which the amount of its Allowed Claim exceeds the value of its Collateral.

           4.4 CLASS 4 - GENERAL UNSECURED CLAIMS.

           (a) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

           (b) Distributions.

               (i) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim shall receive, on account of such holder's Allowed General Unsecured Claim, Cash equal to the lesser of (1) such holder's Pro Rata Share of $7,500,000, less the Holdback Amount and (2) fifty percent (50%) of such holder's Allowed Claim.

               (ii) On each Subsequent Distribution Date, subject to Section 5.5(c) of the Plan, each holder of an Allowed General Unsecured Claim shall receive a Pro Rata Share of the Surplus Distributions of Cash; provided that the aggregate of such distributions together with distributions pursuant to Section 4.4(b)(i) hereof shall not exceed fifty percent (50%) of such holder's Allowed Claim.

           4.5 CLASS 5 - 9 7/8% SENIOR SUBORDINATED NOTES CLAIMS.

           (a) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed 9 7/8% Senior Subordinated Notes Claim is entitled to vote to accept or reject the Plan.

           (b) Distributions.

               (i) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed 9 7/8% Senior Subordinated Notes Claim shall receive, on account of such holder's Allowed 9 7/8% Senior Subordinated Notes Claim, such holder's Pro Rata Share of 731,500 shares of New Common Stock;

               (ii) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed 9 7% Senior Subordinated Notes Claim shall receive, on account of such holder's Allowed 9 7/8% Senior Subordinated Notes Claim, such holder's Pro Rata Share of (x) 1,157,000 New Series A Warrants and (y) 700,000 New Series B Warrants.

               (iii) From and after the Subscription Commencement Date, each holder of an Allowed 9 7/8% Senior Subordinated Notes Claim that is an Accredited Investor shall also be entitled to subscribe for shares of New Common Stock pursuant to the Newco Offering described in Article X hereof.

           4.6 CLASS 6 - JUNIOR SUBORDINATED NOTES CLAIMS.

           (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed Junior Subordinated Notes Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. The holders of Junior Subordinated Notes Claims shall receive no distributions on account of such holders' Allowed Junior Subordinated Notes Claim. From and after the Subscription Commencement Date, each holder of an Allowed Junior Subordinated Notes Claim that is an Accredited

Investor shall be entitled to subscribe for shares of New Common Stock pursuant to the Newco Offering described in Article X hereof.

           4.7 CLASS 7 - 10.75% SENIOR SUBORDINATED NOTES CLAIMS.

           (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of an Allowed 10.75% Senior Subordinated Notes Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. The holders of 10.75% Senior Subordinated Notes Claims shall receive no distribution on account of such holders' Allowed 10.75% Senior Subordinated Notes Claims. From and after the Subscription Commencement Date, each holder of an Allowed 10.75% Senior Subordinated Notes Claim that is an Accredited Investor shall be entitled to subscribe for shares of New Common Stock pursuant to the Newco Offering described in Article X.

           4.8 CLASS 8 - 12 1/2% SENIOR DISCOUNT DEBENTURE CLAIMS.

           (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of an Allowed 12 1/2% Senior Discount Debenture Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. The holders of 12 1/2% Senior Discount Debenture Claims shall receive no distribution on account of such holders' Allowed 12 1/2% Senior Discount Debenture Claims. From and after the Subscription Commencement Date, each holder of an Allowed 12 1/2% Senior Discount Debentures Claim that is an Accredited Investor shall be entitled to subscribe for shares of New Common Stock pursuant to the Newco Offering described in Article X.

           4.9 CLASS 9 - THERMADYNE HOLDINGS EQUITY INTERESTS AND OTHER EQUITY INTERESTS.

           (a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of a Thermadyne Holdings Equity Interest and Other Subsidiary Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Those affiliated holders of Thermadyne Holdings' Equity Interests that are under common investment management and that collectively hold more than fifty (50%) percent thereof shall receive on account of their Thermadyne Holdings' Equity Interests, their Pro Rata share of 271,429 New Series C Warrants provided for in Section 4.2(b)(v) hereof. All other holders of Thermadyne Holdings' Equity Interests and Other Subsidiary Equity Interests shall not receive any distributions on account of such Thermadyne Holdings Equity Interests and Other Subsidiary Equity Interests, and shall not retain any Equity Interests on account thereof. On the Effective Date, all Thermadyne Holdings Equity Interests and Other Subsidiary Equity Interests shall be deemed cancelled, extinguished, and of no further force and effect as of the Effective Date.

           4.10 CLASS 10 - SUBSIDIARY EQUITY INTERESTS.

           (a) Impairment and Voting. Class 10 is unimpaired by the Plan. Each holder of a Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. The Subsidiary Debtors guaranteed all of the obligations of Thermadyne Mfg. LLC under the Existing Credit Facility and pledged all or substantially all of their respective assets as collateral for their joint and several obligations under such guarantees. The Subsidiary Debtors also guaranteed all of the obligations of Thermadyne Mfg. LLC and Thermadyne Capital Corp. under the 9 7/8% Senior Subordinated Notes. The Reorganized Parent is providing Cash, New Senior Debt Notes, New Common Stock, and New Warrants for distribution to holders of Claims against the Reorganized Debtors pursuant to the Plan. Accordingly, the holders of Subsidiary Equity Interests shall retain ownership of their Subsidiary Equity Interests in each of the Reorganized Subsidiaries.

                                   ARTICLE V.

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                UNDER THE PLAN, ALLOWANCE OF CERTAIN CLAIMS, AND
               TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED
           ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS
           ----------------------------------------------------------

           5.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

           5.2 Nonconsensual Confirmation. Notwithstanding that any impaired Class of Claims entitled to vote does not accept the Plan by the statutory majorities required by section 1126(c) of the Bankruptcy Code or the deemed rejection of the Plan by one or more Classes of Claims or Equity Interests, the Debtors intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

           5.3 Allowance of Certain Claims Under the Plan.

           (a) Allowance of Class 2 Senior Secured Lender Claims. On the Effective Date, the Class 2 Senior Secured Lender Claims shall be deemed Allowed Claims, not subject to offset, reduction or credit of any kind whatsoever, in an amount equal to the sum of (i) the aggregate principal amount outstanding under the Existing Credit Facility as of the Commencement Date of $354,082,282.92 plus
(ii) letters of credit issued under the Existing Credit Facility and undrawn as of the Commencement Date in the face amount of $8,380,973.11 plus (iii) accrued and unpaid interest and letter of credit fees and other fees and amounts owing (including, without limitation, cash management fees and overdraft repayments), if any, through the Effective Date, at the non-default contractual rate set forth in the Existing Credit Facility, plus (iv) any unpaid and reasonable out-of-pocket expenses and reasonable fees and disbursements of all attorneys and other advisors to the Prepetition Agent and each of the Senior Secured Lenders, plus (v) other amounts, including, without limitation, those required to be paid as adequate protection pursuant to the DIP Financing Order, through the Effective Date, and less any principal payments actually received by the Senior Secured Lenders or the amount of any letters of credit that have expired or been replaced, in each case since the Commencement Date.

           (b) Allowance of Class 5 9 7/8% Senior Subordinated Notes Claims. The Class 5 9 7/8% Senior Subordinated Notes Claims shall be deemed Allowed Claims, not subject to offset, reduction or credit of any kind whatsoever, in an amount equal to the aggregate principal amount outstanding as of the Commencement Date of $207,000,00.00 plus accrued and unpaid interest thereon at the non-default rate to the Commencement Date of $20,441,250.

           (c) Allowance of Class 6 Junior Subordinated Notes Claims. The Class 6 Junior Subordinated Notes Claims shall be deemed Allowed Claims, not subject to offset, reduction or credit of any kind whatsoever, in an amount equal to the aggregate principal amount outstanding as of the Commencement Date (including accreted unpaid interest thereon) of $33,426,577.

           (d) Allowance of Class 7 10.75% Senior Subordinated Notes Claims. The Class 7 10.75% Senior Subordinated Notes Claims shall be deemed Allowed Claims, not subject to offset, reduction or credit of any kind whatsoever, in an amount equal to the aggregate principal amount outstanding as of the Commencement Date of $37,060,000.00 plus accrued and unpaid interest thereon at the non-default rate to the Commencement Date of $4,315,946.

           (e) Allowance of Class 8 12-1/2% Senior Discount Debenture Claims. The Class 8 12 1/2% Senior Discount Debenture Claims shall be deemed Allowed Claims, not subject to offset, reduction or credit of any kind whatsoever, in an amount equal to the aggregate principal amount outstanding as of the Commencement Date (including accreted unpaid interest thereon) of $145,066,168.

           5.4 Method of Distributions Under the Plan.

           (a) In General. Subject to Bankruptcy Rule 9010, and except as otherwise provided in this Section 5.4, all distributions under the Plan shall be made by the Reorganized Debtors to the holder of each Allowed Claim, other than a holder of an Allowed 9 7/8% Senior Subordinated Notes Claim and a holder of an Allowed Senior Secured Lender Claim, at the address of such holder as listed on the Schedules as of the Distribution Record Date unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including by the filing of a proof of Claim by such holder that provides an address different from the address reflected on the Schedules provided that, in the case of (i) a holder of an Allowed 9 7/8% Senior Subordinated Notes Claim, all distributions to such holders shall be made by the Indenture Trustee at the address in the Indenture Trustee's official records or as set forth in a properly completed letter of transmittal remitted in accordance with Section
5.11 hereof and (ii) in the case of a holder of an Allowed Senior Secured Lender

Claim, all distributions to the Senior Secured Lenders under Section 4.2 of the Plan shall be made by the Reorganized Debtors (or their Disbursing Agent) to the Prepetition Agent for disbursement to the Senior Secured Lenders. Notwithstanding the foregoing, all distributions of New Common Stock in respect of any Claim against a Debtor shall be made by Reorganized Parent as Disbursing Agent on behalf of such Debtor.

           (b) Distributions of Cash. Any payment of Cash made by the Reorganized Debtors pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer; provided that all distributions of Cash to the (i) Senior Secured Lenders shall be made by the Reorganized Debtors (or their Disbursing Agent) to the Prepetition Agent by wire transfer of immediately available funds for disbursement to the Senior Secured Lenders and (ii) DIP Lenders shall be made by the Reorganized Debtors (or their Disbursing Agent) to the DIP Agent by wire transfer of immediately available funds for disbursement to the DIP Lenders.

           (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

           (d) Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

           (e) Minimum Distributions. No payment of Cash less than one hundred dollars ($100.00) shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors.

           (f) Fractional Shares; Fractional Warrants; Fractional Rights. No fractional shares of New Common Stock, New Warrants or Cash in lieu thereof shall be distributed pursuant to the Plan or the Newco Offering. When any distribution on account of an Allowed Claim pursuant to the Plan or the Newco Offering would otherwise result in the issuance of a number of shares of New Common Stock or a number of New Warrants that is not a whole number, the actual distribution of shares of New Common Stock or New Warrants shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims or pursuant to the Newco Offering and the number of New Warrants shall be adjusted as necessary to account for the rounding provided for in this Section 5.4(f).

           (g) Unclaimed Distributions. Any distributions of New Senior Debt Notes, New Common Stock, New Warrants or other property under the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in Reorganized Parent, cancelled and extinguished, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred. Any distributions of Cash on account of distributions to holders of General Unsecured Claims that are unclaimed for a period of one year after distribution thereof shall be distributed to holders of Allowed General Unsecured Claims as a Surplus Distribution pursuant to Section 5.5(c) of the Plan.

           (h) Distributions to Holders as of the Distribution Record Date. As at the close of business on the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. The Debtors, the Reorganized Debtors and the Prepetition Agent shall have no obligation to recognize any transfer of any Claims occurring after the Distribution Record Date. The Debtors and the Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record holders of Claims as of the close of business on the Distribution Record Date.

           5.5 Distributions Withheld for Disputed General Unsecured Claims.

           (a) Holdback for Disputed General Unsecured Claims. On the Initial Distribution Date and each Subsequent Distribution Date, Reorganized Parent shall withhold from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims, Cash equal to one hundred percent (100%) of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their Disputed Claim Amounts (the "Holdback Amount"). Holders of General Unsecured Claims shall not be entitled to any interest or other accretions in respect of the Holdback Amount.

           (b) Distributions Upon Allowance of Disputed General Unsecured Claims. The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions of Cash from the Reorganized Parent on the next Subsequent Distribution Date that follows the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order; provided, however, that the aggregate amount of such distributions shall not exceed the Holdback Amount. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date without any interest accrued or paid thereon.

           (c) Surplus Distributions to Holders of Allowed General Unsecured Claims. To the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, the excess of the Holdback Amount over the amount of Cash actually distributed on account of such Disputed General Unsecured Claim, less any amounts to pay for the legal expenses of the Reconstituted Committee in excess of the Reconstituted Committee Compensation shall constitute surplus available for distributions to holders of Allowed General Unsecured Claims (the "Surplus Distributions"). The Surplus Distributions shall be distributed to the holders of Class 4 Allowed General Unsecured Claims pursuant to Section 4.4 of the Plan based on the amount of then existing Allowed General Unsecured Claims and Disputed General Unsecured

Claims; provided, however, that the Reorganized Debtors shall not be under any obligation to make any Surplus Distributions of Cash on a Subsequent Distribution Date unless the amount of Cash to be distributed aggregates $350,000 or more, unless the distribution is the last distribution to be made under the Plan.

           5.6 Personal Injury Tort Claims and Environmental Claims. All personal injury Tort Claims and Environmental Claims are Disputed Claims. Any personal injury Tort Claim or Environmental Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any personal injury Tort Claim or Environmental Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 5.6 and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 5.6 shall impair the Debtors' right to seek estimation of any and all personal injury Tort Claims and Environmental Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim or Environmental Claim.

           5.7 Disbursing Agent. The Indenture Trustee for the 9 7/8% Senior Subordinated Notes will act as Disbursing Agent under the Plan with respect to distributions to holders of Class 5 9 7/8% Senior Subordinated Notes Claims and will make all such distributions required to be distributed under the applicable provisions of the Plan; provided, however, that all distributions to the Senior Secured Lenders under Section 4.2 of the Plan shall be made by the Reorganized Debtors (or their Disbursing Agent) to the Prepetition Agent for disbursement to the Senior Secured Lenders. The Reorganized Debtors, or such Person(s) as the Reorganized Debtors may designate, will act as Disbursing Agent under the Plan with respect to all distributions to holders of Claims other than 9 7/8% Senior Subordinated Notes Claims and will make all distributions required to be distributed under the applicable provisions of the Plan; provided, however, that all distributions to the Senior Secured Lenders under Section 4.2 of the Plan shall be made by the Reorganized Debtors (or their Disbursing Agent) to the Prepetition Agent for disbursement to the Senior Secured Lenders. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than the Reorganized Debtors, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. The Reorganized Debtors shall hold all reserves and accounts pursuant to the Plan.

           5.8 Setoffs and Recoupment. Other than with respect to the Senior Secured Lender Claims and the Note Claims (as to which any and all rights of setoff or recoupment have been waived), the Debtors may, but shall not be required to, set off against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any setoff or recoupment right it may have against the holder of such Claim.

           5.9 Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or the Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Effective Date. All objections shall be litigated to Final Order; provided, however, that following the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any of their objections without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or the Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than sixty (60) days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

           5.10 Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall comply with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this Section 5.10 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

           5.11 Cancellation of Existing Securities. In connection with receiving the distributions provided for pursuant to the Plan, each instrument evidencing a 9 7/8% Senior Subordinated Notes Claim, Junior Subordinated Notes Claim, 10.75% Senior Subordinated Notes Claim, or 12 1/2% Senior Discount Debenture Claim will be deemed cancelled, extinguished, and of no further force and effect as of the Effective Date; provided, however, that the Indentures shall continue in effect for the purposes of (i) allowing the Indenture Trustees to make any distributions on account of the 9 7/8% Senior Subordinated Notes Claims and the Newco Offering pursuant to the Plan and to perform such other necessary administrative functions with respect thereto, and (ii) permitting the Indenture Trustees to maintain and assert any rights or liens for reasonable fees, costs, and expenses under the Indentures, subject to Section 13.9 of the Plan.

           5.12 Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments. In addition to any requirements under the Debtors' certificates of incorporation or bylaws, any holder of a Claim evidenced by an instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the

Disbursing Agent and the Reorganized Debtors of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an instrument. Upon compliance with this Section 5.12, the holder of a Claim evidenced by any such lost, stolen, mutilated or destroyed instrument will, for all purposes under the Plan, be deemed to have surrendered such instrument.

           5.13 Allocation of Plan Distributions Between Principal and Interest. Other than in respect of the distributions to be made to the Senior Secured Lenders under the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

                                  ARTICLE VI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

           6.1 Assumption or Rejection of Executory Contracts and Unexpired
Leases

           (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases between the Debtors and any Person shall be deemed assumed by the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which previously has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (iii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date or (iv) which is listed in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which schedules shall be included in the Plan Supplement; provided, however, that the Debtors or Reorganized Debtors, with the consent of the Senior Secured Lenders and Creditors' Committee, shall have the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed, respectively, assumed or rejected. The Debtors or Reorganized Debtors shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the non-debtor parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 6.1(a)(x) and 6.1(a)(y) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

           (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall be deemed to include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and
(ii) all executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises, unless any of the foregoing agreements previously have been assumed.

           (c) Insurance Policies. Each of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, shall be treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall comply with the treatment provided under Article IV and Section 5.10 of the Plan. Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver or release of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

           (d) Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the unexpired leases specified in
Section 6.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to
Section 6.1(a) hereof.

           (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within sixty (60) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

           (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1(a) of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y). Any Claim not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors and their property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

           6.2 Indemnification Obligations. For purposes of the Plan, the obligations of the Debtors to defend, indemnify, reimburse, or limit the liability against any claims or obligations of their present and former directors, officers or employees who served as directors, officers and employees, respectively, on or after the Commencement Date, pursuant to the Debtors' certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

           6.3 Compensation and Benefit Programs. Except as provided in Section 6.1(a) of the Plan, and other than stock option or similar plans which will be cancelled as part of the treatment of any Class of Claims under the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers, and employees who served as directors, officers and employees, respectively, on or after the Commencement Date, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans, including the Key Employee Retention Plan approved by the Bankruptcy Court by an order dated May 31, 2002, are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that the Reorganized Debtors reserve the right to modify any and all such compensation and benefit practices, plans, policies, and programs in accordance with the terms thereof.

           6.4 Retiree Benefits. Pursuant to section 1114 of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Debtors reserve the right to modify any and all such plans, funds and programs in accordance with the terms thereof.

                                  ARTICLE VII.

                            PARTIAL CONSOLIDATION OF
                 THERMADYNE PARENT HOLDINGS AND THE SUBSIDIARIES
                 -----------------------------------------------

           7.1 Partial Substantive Consolidation Treatment. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation treatment of Claims in Classes 1, 2, 3, 4, and 5 of the Plan for all purposes related to the Plan, including for purposes of voting, confirmation and distribution. Pursuant to such order, (i) no distributions shall be made under the Plan on account of intercompany claims between or among the Debtors,
(ii) no distributions shall be made under the Plan on account of Subsidiary Equity Interests, (iii) all guarantees of any Debtor of the obligations of any other Debtors shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof by any other Debtor and any joint or several liability of any of the Debtors shall be deemed one obligation of the consolidated Debtors and (iv) each and every Claim filed or to be filed in Classes 1, 2, 3, 4, and 5 of the Plan in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such partial substantive consolidation treatment shall not affect (i) the separate legal status and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect restructurings as provided in Section 7.2 of the Plan, (ii) intercompany claims by and among the Debtors or Reorganized Debtors, and (iii) Subsidiary Equity Interests.

           7.2 Merger or Dissolution of Corporate Entities. On or as of the Effective Date, as determined by the respective Debtors (subject to the restructuring transactions described in Section 10.4), each of Thermadyne Mfg. LLC, and Thermadyne Capital Corp. may be dissolved or merged with and into Thermadyne Industries, Inc. On or as of the Effective Date, as determined by the applicable Debtor, any Subsidiary may be merged into another of the Debtors or dissolved. Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation. All mergers and dissolutions on or prior to the Effective Date shall be effective as of the Effective Date pursuant to the Confirmation Order, without the taking of any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                                 ARTICLE VIII.

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS
                    -----------------------------------------

           8.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors, which shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

           8.2 Meetings of Stockholders. In accordance with the Amended Reorganized Parent Certificate of Incorporation and the Amended Reorganized Parent Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized Parent shall be held on a date in 2004 selected by the New Board of Directors, and subsequent meetings of the stockholders shall be held at least once annually each year thereafter.

           8.3 Amended Bylaws and Amended Certificates of Incorporation. The Reorganized Parent Amended Bylaws and the Amended Reorganized Parent Certificate of Incorporation and the bylaws and certificates of incorporation of each of the Reorganized Subsidiaries shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such bylaws and certificates of incorporation as permitted by applicable law, and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

           8.4 Boards of Directors.

           (a) Reorganized Parent if the Newco Offering Is Not Consummated. In the event that the Newco Offering is not consummated, the New Board of Directors shall be comprised of seven members. Six members of the New Board of Directors shall be nominated by the Senior Secured Lenders in consultation with the Chairman of the Board and Chief Executive Officer of Thermadyne Holdings, and one member shall be the Chairman of the Board and Chief Executive Officer of Reorganized Parent. Each of the members of the New Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Parent or his or her earlier resignation or removal in accordance with the Amended Reorganized Parent Certificate of Incorporation or Amended Reorganized Parent Bylaws, as the same may be amended from time to time.

           (b) Reorganized Parent if the Newco Offering Is Consummated. In the event that the Newco Offering is consummated, the New Board of Directors shall be comprised of seven members. In the event the Newco Offering is fully subscribed by Accredited Investors, six members shall be nominated by the Creditors' Committee, in consultation with the Chairman of the Board and Chief Executive Officer of Thermadyne Holdings, and one member shall be the Chairman of the Board and Chief Executive Officer of Reorganized Parent. In the event the Newco Offering is not fully subscribed but is nevertheless consummated because the Newco Offering Minimum has been reached, two members of the New Board of Directors shall be nominated by the Senior Secured Lenders, and four members shall be nominated by the Creditors' Committee, in each case in consultation with the Chairman of the Board and Chief Executive Officer of Thermadyne Holdings, and one member shall be the Chairman of the Board and Chief Executive Officer of Reorganized Parent. Each of the members of the New Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Parent or his or her earlier resignation or removal in accordance with the Amended Reorganized Parent Certificate of Incorporation or Amended Reorganized Parent Bylaws, as the same may be amended from time to time.

           (c) Reorganized Subsidiaries. The initial board of directors of each of the Reorganized Subsidiaries shall be selected by the New Board of Directors and shall consist of officers or employees of Reorganized Parent whose names shall be disclosed prior to or at the Confirmation Hearing. Each of the members of each such initial board of directors shall serve until the first meeting of stockholders of the respective Reorganized Subsidiary or his or her earlier resignation or removal in accordance with the certificate of incorporation or bylaws of such Reorganized Subsidiary.

           8.5 Officers. The Officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date and in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law. After the Effective Date, the officers of the respective Reorganized Debtors shall be determined by their respective new boards of directors.

           8.6 Authorization of New Securities. Without the need for any further corporate action and pursuant to section 303 of the Delaware General Corporation Law, Reorganized Parent shall be authorized to issue (i) 25,000,000 shares of the New Common Stock (including the issuance of any equity interests specified in the Management Stock Plan and the New Warrant Agreements), and (ii) 5,000,000 shares of preferred stock (which may have one or more series or classes, any or all of which classes or series may have such voting powers and such designations, preferences, rights, qualifications, limitations and restrictions as shall be determined by the board of directors of Reorganized Parent and set forth in the certificate of designation from time to time). The shares of New Common Stock and preferred stock authorized in the Amended Reorganized Parent Certificate of Incorporation may be used for the purposes stated therein.

           8.7 Issuance of New Securities. The issuance of the securities and notes listed below by Reorganized Parent is hereby authorized without further act or action under applicable law, regulation, order or rule. The Confirmation Order shall provide that the issuance of the following securities and notes on account of Claims shall be exempt from the registration requirements of the Securities Act of 1933, as amended, to the extent provided by section 1145 of the Bankruptcy Code:

           (a) the New Senior Debt Notes,

           (b) 13,300,000 shares of New Common Stock,

           (c) 1,157,000 New Series A Warrants,

           (d) 700,000 New Series B Warrants, and

           (e) 271,439 New Series C Warrants.

           Certificates evidencing shares of the New Common Stock or the New Warrants, and shares of New Common Stock issued upon exercise of the New Warrants, that are received by holders of ten percent (10%) or more of the outstanding New Common Stock calculated on a fully diluted basis or by holders that are otherwise "underwriters" with respect to the securities will bear a legend substantially in the form below:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE REORGANIZED DEBTORS RECEIVE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

           Any entity that would receive legended securities as provided above may instead receive certificates evidencing New Common Stock or New Warrants without such legend if, prior to the Effective Date, such entity delivers to the Reorganized Debtors (i) an opinion of counsel reasonably satisfactory to the Reorganized Debtors to the effect that the shares of New Common Stock or New Warrants to be received by such entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that it is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

           Certificates evidencing shares of the New Common Stock received in the Newco Offering will bear a legend substantially in the form below:

          THE SHARES OF NEW COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE REORGANIZED DEBTORS RECEIVE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

           Any holder of a certificate evidencing shares of New Common Stock bearing such legend may present such certificate to the transfer agent for such shares for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (a) such shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to the Reorganized Debtors an opinion of counsel reasonably satisfactory to the Reorganized Debtors to the effect that such shares are no longer "restricted securities" and may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend, unless otherwise specified in such opinion.

           8.8 Management Stock Plan. The Management Stock Plan will become effective on the Effective Date or as soon thereafter as is reasonably practicable and shall be in substantially the same form as the one to be included in the Plan Supplement. Unissued shares of New Common Stock equal to ten percent (10%), on a fully diluted basis, of the total number of shares of New Common Stock outstanding immediately after the Effective Date shall be reserved for issuance under the Management Stock Plan. Except as otherwise disclosed in the Disclosure Statement or the Plan Supplement, the New Board of Directors shall make individual awards of stock options exercisable into shares of New Common Stock under the Management Stock Plan, and the compensation committee of the New Board of Directors shall establish the terms relating thereto (e.g., among other things, the number of options granted to each participant in the Management Stock Plan, exercise price, and vesting).

                                  ARTICLE IX.

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
                -------------------------------------------------

           9.1 Means for Implementation of the Plan. In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan.

           9.2 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all documents described in the Plan Supplement and all other agreements entered into or documents issued pursuant to the Plan, including, without limitation, the Stock Purchase Agreement, the New Senior Debt Notes, the New Senior Debt Notes Agreement, the New Working Capital Facility, the Management Stock Plan, the New Common Stock, the New Warrants, the New Warrant Agreements and/or any agreement entered into or instrument or document issued in connection with any of the foregoing, as applicable, shall become effective and binding upon the parties thereto in accordance with their respective terms and conditions and shall be deemed to become effective simultaneously.

           9.3 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the New Common Stock, the Stock Purchase Agreement, the New Warrants, the New Senior Debt Notes and documents relating thereto, the New Working Capital Facility and documents relating thereto, the adoption of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Parent Bylaws and the amended certificates of incorporation and bylaws of the Reorganized Subsidiaries, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in full force and effect from and after the Effective Date pursuant to section 303 of the General Corporation Law of the State of Delaware and other applicable general corporation law of the jurisdictions in which the Reorganized Subsidiaries are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the secretary of state of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

           9.4 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by the Plan, including the Management Stock Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and all such transactions, subject to the occurrence of the Effective Date.

           9.5 Cancellation of Existing Securities and Agreements. On the Effective Date, the 9 7/8% Senior Subordinated Notes, the 10.75% Senior Subordinated Notes, the 12-1/2% Senior Discount Debentures and the Junior Subordinated Notes, and any or all instruments evidencing Note Claims shall be canceled and extinguished, and the holders thereof shall not retain any rights thereunder and such instruments shall evidence no rights, except the right to receive the distributions, if any, to be made to holders of such instruments pursuant to the Plan. Except with respect to the performance by the Indenture Trustees or their agents of the obligations of the Indenture Trustees under the Plan or in connection with any distribution to be made under the Plan, effective as of the Effective Date, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations.

           9.6 Cancellation of Equity Interests. On the Effective Date, all Equity Interests, other than the Subsidiary Equity Interests, shall be cancelled and extinguished, and the holders thereof shall not retain any rights thereunder and such Equity Interests shall evidence no rights.

           9.7 New Common Stock. The New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the Amended Reorganized Parent Certificate of Incorporation.

           9.8 Listing of New Common Stock. The Reorganized Debtors shall use reasonable commercial efforts to cause the shares of New Common Stock to be listed on a national securities exchange or the NASDAQ National Market. The Reorganized Debtors shall voluntarily maintain the registration of the New Common Stock under Section 12(g) of the Exchange Act.

           9.9 Registration Rights Agreement. The Reorganized Debtors will enter into the Registration Rights Agreement as of the Effective Date.

           9.10 Operation of the Debtors in Possession Between the Confirmation Date and the Effective Date. The Debtors shall continue to operate as debtors in possession, subject to the supervision of the Bankruptcy Court and pursuant to the Bankruptcy Code and the Bankruptcy Rules during the period from the Confirmation Date through and until the Effective Date, and any obligation incurred by the Debtors in Possession during that period shall constitute an Administrative Expense Claim.

           9.11 Administration After the Effective Date. After the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of their property, free of any restrictions of the Bankruptcy Code and Bankruptcy Rules.

           9.12 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

           9.13 Revesting of Assets.

           (a) The property of the Estate of each of the Debtors shall revest in the respective Reorganized Debtor on the Effective Date.

           (b) As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all Liens, Claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

           9.14 Causes of Action. As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtors and Debtors in Possession, including, without limitation, actions under sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code, shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to commence and prosecute such Causes of Action for the benefit of the Estates of the Debtors. After the Effective Date, the Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

           9.15 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession or any of their assets or properties under the Plan. Except as otherwise provided herein, on the Effective Date, (a) all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full, and (b) all Persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

           9.16 Injunction Related to Discharge. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all Persons who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any Lien or asserting control of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunctions shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

           9.17 Injunction Regarding Worthless Stock Deduction. Any "50-percent shareholder" of Thermadyne Holdings within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, is permanently enjoined from claiming a worthless stock deduction with respect to its Thermadyne Holdings Equity Interest for any taxable year of such shareholder ending prior to the Effective Date.

           9.18 New Senior Debt Notes. The New Senior Debt Notes shall (i) be in the aggregate principal amount of $180 million plus the amount of any and all additional New Senior Debt Notes to be issued pursuant to Section 4.2(b)(iv)(y) of the Plan, (ii) be issued by Reorganized Parent, (iii) bear interest at the rates set forth below, payable quarterly in arrears, which interest rates shall be as follows: (A) from the Effective Date through the second anniversary of the Effective Date, if the aggregate amount of indebtedness outstanding under the New Senior Debt Notes, the New Working Capital Facility, any other working capital facilities entered into by the Reorganized Debtors or their subsidiaries (foreign or domestic) and all capitalized leases of the Reorganized Debtors (1) is below $185 million, the interest rate will be LIBOR plus 3%, (2) is $185 million or above but below $200 million, the interest rate will be LIBOR plus 4%, (3) is $200 million or above but below $230 million, the interest rate will be LIBOR plus 4.5%, (4) is $230 million or above but below $240 million, the interest rate will be LIBOR plus 5%, (5) is $240 million or above but below $260 million, the interest rate will be LIBOR plus 6%, and (6) is above $260 million, the interest rate will be LIBOR plus 6.5%; (B) from the second anniversary of the Effective Date through the third anniversary of the Effective Date, if the aggregate amount of indebtedness outstanding under the New Senior Debt Notes, the New Working Capital Facility, any other working capital facilities entered into by the Reorganized Debtors or their subsidiaries (foreign or domestic) and all capitalized leases of the Reorganized Debtors (1) is below $185 million, the interest rate will be LIBOR plus 3.5%, (2) is $185 million or above but below $200 million, the interest rate will be LIBOR plus 4.5%, (3) is $200 million or above but below $230 million, the interest rate will be LIBOR plus 5%, (4) is $230 million or above but below $240 million, the interest rate will be LIBOR plus 5.5%, (5) is $240 million or above but below $260 million, the interest rate will be LIBOR plus 6.5%, and (6) is above $260 million, the interest rate will be LIBOR plus 7%; and (C) thereafter, if the total amount outstanding under the New Senior Debt Notes, the New Working Capital Facility, any other working capital facilities entered into by the Reorganized Debtors or their subsidiaries (foreign or domestic) and all capitalized leases of the Reorganized Debtors (1) is below $185 million, the interest rate will be LIBOR plus 4%, (2) is $185 million or above but below $200 million, the interest rate will be LIBOR plus 5%, (3) is $200 million or above but below $230 million, the interest rate will be LIBOR plus 5.5%, (4) is $230 million or above but below $240 million, the interest rate will be LIBOR plus 6%, (5) is $240 million or above but below $260 million, the interest rate will be LIBOR plus 7%, and (6) is above $260 million, the interest rate will be LIBOR plus 7.5%; (iv) require quarterly amortization payments totaling the following annual amounts: $0 in the first year, $10 million in the second year, $20 million in the third year, $30 million in the fourth year, and the remainder in the fifth year, which remainder shall be paid in three quarterly installments of $10 million each and a final balloon payment of the balance of the New Senior Debt Notes (including any New Senior Debt Notes issued pursuant to Section 4.2(b)(iv)(y)(B)) which will be due on the fifth anniversary of the Effective Date, (v) include an excess cash flow sweep covenant, the terms of which are to be negotiated, (vi) provide for mandatory prepayments (to be applied in the inverse order of maturity) upon the occurrence of certain events including, without limitation, a mandatory prepayment of the proceeds received by the Reorganized Debtors upon the exercise of any New Warrants; (vii) be guaranteed by the Reorganized Debtors (other than Reorganized Parent), (viii) be secured by a lien on all assets of the Reorganized Debtors junior only to permitted liens to be identified in the New Senior Debt Notes Agreement and the liens securing the obligations under the New Working Capital Facility, and (ix) otherwise be imbued with such other terms as are set forth in the New Senior Debt Notes Agreement.

           9.19 New Working Capital Facility. On the Effective Date, the transactions contemplated by the New Working Capital Facility shall be consummated and thereupon become effective.

                                   ARTICLE X.

                               THE NEWCO OFFERING
                               ------------------

           10.1 Subscription Commitments. On the Subscription Commencement Date, Newco will cause a Subscription Agreement and other offering materials to be delivered to each holder of a 9 7/8% Senior Subordinated Notes Claim, Junior Subordinated Notes Claim, 10.75% Senior Subordinated Notes Claim, and 12 1/2% Senior Discount Debentures Claim, which will give each such holder that certifies that such holder is an Accredited Investor the right, pursuant to and on terms and conditions of the Newco Offering, to make a Subscription Commitment for up to 12,318,500 shares of New Common Stock at the Subscription Price.

           10.2 Subscription Period. The Newco Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date. After the Subscription Expiration Date, no additional Subscription Commitments will be accepted without the written consent of a majority of the Senior Secured Lenders, and Newco shall not be obligated to honor any purported Subscription Commitments received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such Subscription Commitments were sent.

           10.3 Subscription Price. The Subscription Price will be $13.85 per share of New Common Stock, payable in Cash.

           10.4 Restructuring Transactions. In the event that the Newco Offering Minimum has been met, the following transactions will be consummated, in the order set forth below:

           (a) On or before the Subscription Expiration Date, the Subscription Price Deposit provided for in Section 10.7 shall be paid by each Accredited Investor subscribing for shares of New Common Stock and held in escrow, pending the consummation of the transactions provided herein on the Effective Date.

           (b) On the Effective Date, the following transactions shall occur simultaneously:

                (i) Newco shall issue to Accredited Investors in exchange for receipt of the Subscription Price the number of shares of New Common Stock subscribed for pursuant to valid and binding Subscription Commitments, subject to the priority rules set forth in Section 10.5;

                (ii) Pursuant to the Plan, the Stock Purchase Agreement and the New Warrant Agreements, Newco shall deliver to Thermadyne Mfg. LLC, in exchange for all of the outstanding capital stock of Thermadyne Industries, Inc. (A) all the Cash received pursuant to paragraph (b)(i) above, (B) the New Senior Debt Notes, (C) the New Warrants, (D) 981,500 shares of New Common Stock, and (E) an additional amount of New Common Stock sufficient to comply with Section 4.2(b)(iv)(y). All such consideration shall be transferred, on behalf and at the direction of Thermadyne Mfg. LLC, to the Disbursing Agent for distribution to the holders of Senior Secured Lender Claims and 9 7/8% Senior Subordinated Notes Claims in accordance with the Plan;

                (iii) Holders of Senior Secured Lender Claims shall receive the consideration provided for in Section 4.2(b) of the Plan;

                (iv) Holders of 9 7/8% Senior Subordinated Notes Claims shall receive the consideration provided for in Section 4.5 of the Plan;

           (c) Thermadyne Holdings shall (i) take all actions necessary and appropriate to effect and preserve a timely election under Section 338(h)(10) of the Tax Code (which generally has the effect of treating the transfer of the stock as a transfer of the underlying assets for federal income tax purposes) with respect to the transfer of the stock of Thermadyne Industries, Inc. (and, at the request of Reorganized Parent, with respect to the indirect transfer of the stock of any Subsidiary), and any comparable election under state, local or foreign law (including timely filing such forms, tax returns, election schedules and other documents as may be required, including, without limitation, IRS Form 8023 and any amendments thereto), and (ii) file all reports and tax returns in a manner consistent with such election and shall take no position contrary thereto or inconsistent therewith in any tax filing, any discussion with or proceeding before any taxing authority or otherwise.

           (d) Following the Effective Date, all appropriate actions shall be taken to liquidate and dissolve Thermadyne Holdings, Thermadyne Mfg. LLC and Thermadyne Capital Corp.

           10.5 Thresholds. No shares of New Common Stock shall be issued pursuant to Subscription Commitments unless Newco receives Subscription Commitments to purchase at least the Newco Offering Minimum. If Subscription Commitments are received and accepted for the purchase of more than the Newco Offering Maximum, shares of New Common Stock shall be distributed in accordance with the following until the Newco Offering Maximum has been reached:

           First, to the holders of the 9 7/8% Senior Subordinated Notes Claims making Subscription Commitments. As among them, shares of New Common Stock will be allocated to each holder of a 9 7/8% Senior Subordinated Claim that has made a Subscription Commitment up to the lesser of (i) such holder's Pro Rata Share of the9 7/8% Senior Subordinated Notes Claims and (ii) the total number of shares subscribed for by such holder;

           Second, to each holder of the 9 7/8% Senior Subordinated Notes Claims requesting Oversubscribed Shares. If there is more than one such holder, each such holder will receive that number of shares of New Common Stock determined by the product of (i) the fraction, of which (A) the numerator is the number of Oversubscribed Shares requested by such holder and (B) the denominator is the number of Oversubscribed Shares requested by all such holders, multiplied by
(ii) the lesser of (A) the number of Oversubscribed Shares requested by all such holders and (B) the Newco Offering Maximum less the total number of shares of New Common Stock already subject to distribution pursuant to this Section 10.5;

           Third, to the holders of the Junior Subordinated Notes Claims. As among them, shares of New Common Stock will be allocated to each holder of a Junior Subordinated Notes Claim that has made a Subscription Commitment up to the lesser of (i) such holder's Pro Rata Share of such Junior Subordinated Notes Claims and (ii) the total number of shares subscribed for by such holder;

           Fourth, to each holder of a Junior Subordinated Notes Claim requesting Oversubscribed Shares. If there is more than one such holder, each such holder will receive that number of shares of New Common Stock determined by the product of (i) the fraction, of which (A) the numerator is the number of Oversubscribed Shares requested by such holder and (B) the denominator is the number of Oversubscribed Shares requested by all such holders, multiplied by
(ii) the lesser of (A) the number of Oversubscribed Shares requested by all such holders and (B) the Newco Offering Maximum less the total number of Shares of New Common Stock already subject to distribution pursuant to this Section 10.5;

           Fifth, to the holders of the 10.75% Senior Subordinated Notes Claims and 12 1/2% Senior Discount Debentures Claims. As among them, shares of New Common Stock will be allocated to each holder of a 10.75% Senior Subordinated Notes Claims or a 12 1/2% Senior Discount Debentures Claim that has made a Subscription Commitment up to the lesser of (i) such holder's Pro Rata Share of such 10.75% Senior Subordinated Notes Claims and 12 1/2% Senior Discount Debentures Claims (calculated as a single class) and (ii) the total number of shares subscribed for by such holder;

           Sixth, to each holder of a 10.75% Senior Subordinated Notes Claim or a 12 1/2% Senior Discount Debentures Claim requesting Oversubscribed Shares. If there is more than one such holder, each such holder will receive that number of shares of New Common Stock determined by the product of (i) the fraction, of which (A) the numerator is the number of Oversubscribed Shares requested by such holder and (B) the denominator is the number of Oversubscribed Shares requested by all such holders, multiplied by (ii) the lesser of (A) the number of Oversubscribed Shares requested by all such holders and (B) the Newco Offering Maximum less the total number of Shares of New Common Stock already subject to distribution pursuant to this Section 10.5 .

           10.6 Transfer Restriction; Revocation. Any holder entitled to make a Subscription Commitment pursuant to Section 10.1 may transfer such holder's opportunity to make a Subscription Commitment only to another holder eligible under Section 10.1 to the extent of such holder's Pro Rata Share of shares of New Common Stock (determined on the basis of all such shares of New Common Stock being issued only to holders in such holder's Class). Any holder that breaches its obligation to subscribe for and make payment on the account of the shares of New Common Stock pursuant to a Subscription Commitment that has been accepted by the Debtors shall forfeit (i) as liquidated damages the entire Subscription Price Deposit it made pursuant to Section 10.7 and (ii) its entire entitlement to receive any shares of New Common Stock pursuant to its Subscription Commitment. No Person or related group for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof may own or control more than 30% of the shares of New Common Stock issued under the Plan, including issuance as a result of the Newco Offering, unless either (i) the consent of more than 50% of the Senior Secured Lender Claims or (ii) 100% of the shares of New Common Stock issuable pursuant to the Newco Offering are issued pursuant to Subscription Commitments.

           10.7 Procedures for Making Subscription Commitments. Any holder described in Section 10.1 shall make its Subscription Commitment by causing its Subscription Agreement to be delivered to the Subscription Agent on or prior to the Subscription Expiration Date, having properly completed and executed the Subscription Agreement, and tendered the Subscription Price Deposit (defined herein) in accordance with the procedures set forth herein and in the Subscription Agreement. In order for any Subscription Commitment to be effective, any holder of a 9 7/8% Senior Subordinated Notes Claim that is an Accredited Investor shall tender as a deposit the amount of Cash that would be necessary to purchase the lesser of (a) its Pro Rata Share of shares of New Common Stock (determined on the basis as if all such shares were to be distributed only to holders of Claims in such Class) and (b) the number of shares actually subscribed for pursuant to such holder's Subscription Agreement (the "Subscription Price Deposit"), and any holder of any Junior Subordinated Notes Claim, 10.75% Senior Subordinated Notes Claim, or 12 1/2% Senior Discount Debentures Claim that is an Accredited Investor shall tender as its Subscription Price Deposit Cash equal to 20% of the aggregate Subscription Price for all shares of New Common Stock subscribed for pursuant to such holder's Subscription Agreement. All questions concerning the timelines, viability, form and eligibility of any Subscription Commitment shall be determined solely by the Debtors and Newco, whose determinations shall be final and binding. The Debtors, in their sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported Subscription Commitment. Subscription Agreements shall not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine, in their sole discretion. Neither the Debtors nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Agreements or incur any liability for failure to give such notification.

           10.8 Notification of Allocation of New Common Stock. Within ten (10) Business Days after the Subscription Expiration Date, the Subscription Agent shall notify each holder that made a Subscription Commitment of the number of shares of New Common Stock to be allocated to it pursuant to this Article X. Within ten (10) Business Days after receipt of such notice from the Subscription Agent, such holder shall submit Cash equal to its aggregate Subscription Price less its Subscription Price Deposit. Any Subscription Price Deposit made for shares not received will be refunded to the holder that made such Subscription Price Deposit as soon as practicable thereafter. Any holder's failure to pay the unfunded portion of its Subscription Commitment in accordance with this Section
10.8 shall result in forfeiture of such holder's Subscription Price Deposit, revocation of its Subscription Commitment, and reallocation of the shares of New Common Stock that would have been so distributed to such holder in accordance with Section 10.5.

           10.9 Submission of Jurisdiction. Each holder entering into a Subscription Agreement shall consent to the exclusive jurisdiction and venue of the Bankruptcy Court for the resolution of any dispute arising thereunder including, without limitation, in respect of payment of the Subscription Price, and in respect of the terms of the Newco Offering set forth in the Plan.

           10.10 Reservation. Notwithstanding the foregoing provisions of this
Article X, the Debtors reserve the right to substitute Thermadyne Holdings for Newco and maintain Thermadyne Holdings as the Reorganized Parent. In such event, appropriate adjustments shall be made to the provisions of this Plan relating to the Newco Offering, including, without limitation, that the Restructuring Transactions would not be implemented.

                                  ARTICLE XI.

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN
                   ------------------------------------------

           11.1 Conditions Precedent to Confirmation. The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.4 of the Plan:

          (a) The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the DIP Agent, the Senior Secured Lenders and the Creditors' Committee; and

          (b) All exhibits to the Plan, including those to be contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors, the DIP Agent, the Senior Secured Lenders, and the Creditors' Committee.

           11.2 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions have been satisfied or waived pursuant to Section 11.4 of the Plan:

          (a) The Confirmation Order shall have been entered and there shall be no stay or injunction that would prevent the occurrence of the Effective Date;

          (b) The Confirmation Order shall authorize the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to consummate the Plan and to enter into, implement and effectuate the contracts, instruments, releases, leases and other agreements or documents created in connection with the Plan;

          (c) The statutory fees owing to the United States Trustee shall have been paid in full;

          (d) All Plan Documents and exhibits to the Plan, including those to be contained in the Plan Supplement, shall be in a form satisfactory to the Debtors, the Reorganized Debtors, the DIP Agent, the Senior Secured Lenders and the Creditors' Committee;

          (e) Each of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, the Amended Reorganized Parent Bylaws, and the Amended

     Reorganized Subsidiaries Bylaws, in form and substance satisfactory to the Reorganized Debtors, the Senior Secured Lenders and the Creditors' Committee shall have been filed, effected, or executed, as required;

          (f) All other actions, authorizations, consents and regulatory approvals required (if any) and all Plan Documents necessary to implement the provisions of the Plan shall have been obtained, effected or executed in a manner acceptable to the Debtors or, if waivable, waived by the Person or Persons entitled to the benefit thereof;

          (g) All amounts owed under the DIP Facility shall have been indefeasibly paid in full in Cash by wire transfer of immediately available funds, the commitments thereunder terminated and the outstanding DIP Letters of Credit will either (a) be (i) returned to the issuer marked cancelled, or (ii) cash collateralized with Cash in an amount equal to 105% of the face amount of the outstanding letters of credit or (b) the issuer will be provided with back-to-back letters of credit in an amount equal to 105% of the face amount of the outstanding letters of credit and in form and substance and from a financial institution acceptable to the issuer;

          (h) The New Working Capital Facility shall have been entered into by all parties thereto and all conditions to the initial draw thereunder shall have been satisfied in accordance with the terms thereof such that the Reorganized Parent and Reorganized Debtors shall have credit available to them to provide financing sufficient to meet their Cash obligations under the Plan and have sufficient borrowing capacity to satisfy their working capital requirements as of and after the Effective Date;

          (i) The New Senior Debt Notes Agreement, in form and substance satisfactory to the Senior Secured Lenders and reasonably satisfactory to the Creditors' Committee, shall have been entered into by all parties thereto and all New Senior Debt Notes shall have been issued thereunder;

          (j) The New Series A Warrant Agreement shall have been entered into by all parties thereto and all New Series A Warrants shall have been issued thereunder;

          (k) The New Series B Warrant Agreement shall have been entered into by all parties thereto and all New Series B Warrants shall have been issued thereunder;

          (l) The New Series C Warrant Agreement shall have been entered into by all parties thereto and all New Series C Warrants shall have been issued thereunder;

          (m) The Newco Offering shall be completed if the Newco Offering Minimum is satisfied; and

          (n) The New Common Stock shall have been duly authorized and, with the occurrence of the Effective Date, shall be validly issued and outstanding.

           11.3 Effect of Failure of Conditions. If each condition to the Effective Date specified in Section 11.2 of the Plan has not been satisfied or duly waived within ninety (90) days after the Confirmation Date, then (unless the period for waiver or satisfaction of such conditions has been extended with the consent of the Debtors, the DIP Agent, the Senior Secured Lenders and the

Creditors' Committee) the Confirmation Order will be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this Section 11.3, the Plan shall be deemed null and void in all respects, including without limitation the discharge of Claims pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases as provided by the Plan, and nothing contained herein shall (1) constitute a waiver or release of any Causes of Action by, or Claims against, the Debtors or (2) prejudice in any manner the rights of the Debtors.

           11.4 Waiver of Conditions. The Debtors may, with the consent of the DIP Agent, the Senior Secured Lenders and the Creditors' Committee, which consent shall not be unreasonably withheld, waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, the condition precedent to confirmation and effectiveness of the Plan specified in Sections 11.1(b) and 11.2(d), (e), (f), and (i) of the Plan.

                                  ARTICLE XII.

                            RETENTION OF JURISDICTION
                            -------------------------

           The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

          (b) To determine any and all adversary proceedings, applications and contested matters;

          (c) To hear and determine any objections to or requests to estimate Administrative Expense Claims, Claims or Equity Interests;

          (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

          (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan, the Plan Documents, or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (g) To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code and to hear any disputes regarding the expenses of the Reconstituted Committee;

          (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan (other than disputes relating to documents evidencing the New Working Capital Facility, the New Senior Debt Notes or any post-Effective Date issue of corporate governance);

          (i) To recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

          (j) To determine any Claim of or any liability to a governmental unit that may be asserted as a result of the transactions contemplated herein;

          (k) To enforce this Plan, the Confirmation Order and any other order, judgment, injunction or ruling entered or made in the Chapter 11 Cases, including, without limitation, the injunction, exculpation and releases provided for in this Plan;

          (l) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, but not limited to, in connection with an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods through the Effective Date, and in the event the restructuring transactions described in Section
     10.4 are implemented, for all taxable periods of Thermadyne Holdings, Thermadyne Mfg. LLC and Thermadyne Capital Corp. through the liquidation and dissolution of such entities);

          (m) To hear any other matter not inconsistent with the Bankruptcy Code; and

          (n) To enter a final decree closing the Chapter 11 Cases.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

           13.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Debtors, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to implement, effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

           13.2 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan, (including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated by the Plan, and the making of an election under Section 338 of the Tax Code) shall not be subject to, or give rise to, any stamp, real estate transfer, mortgage recording, or other similar tax.

           13.3 Authorization to Request Prompt Tax Determinations. Reorganized Parent is authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors, for all taxable periods through the Effective Date; provided, however, in the event the restructuring transactions described in Section 10.4 are implemented, Thermadyne Holdings (rather than Newco) shall be authorized, on behalf of each of itself, Thermadyne Mfg. LLC and Thermadyne Capital Corp., to request an expedited determination under section 505(b) of the Bankruptcy Code of their tax liability for all taxable periods through the liquidation and dissolution of such entities.

           13.4 Exculpation. Neither the Debtors nor the Reorganized Debtors, the Creditors' Committee, the Senior Secured Lenders, the DIP Lenders, the Prepetition Agent, the DIP Agent, the Indenture Trustees, or any of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives (the "Exculpated Parties") shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases and the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for (i) any express contractual obligation owing by any such Person or (ii) willful misconduct or gross negligence, and, in all respects, the Exculpated Parties, directors, employees, advisors, and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided that nothing in the Plan shall, or shall be deemed to, release the Exculpated Parties, or exculpate the Exculpated Parties with respect to, their respective obligations or covenants arising pursuant to this Plan.

           13.5 Debtors' Releases. On and as of the Effective Date, the Debtors and the Reorganized Debtors shall release unconditionally and forever each present or former director, officer, or employee of the Debtors, each member of the Creditors' Committee, the Senior Secured Lenders, the DIP Lenders, the Prepetition Agent, the DIP Agent, each holder of a Note Claim, other than a holder that is a Person identified in Section 9.17 of the Plan, each Indenture Trustee, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives from any and all Causes of Action whatsoever in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of (i) any express contractual obligation owing by any such Person or (ii) the willful misconduct or gross negligence of any such Person.

           13.6 Lender Releases. On the Confirmation Date, but as of and subject to the occurrence of the Effective Date, in consideration for, and as a part of the treatment afforded to the holders of Claims and Equity Interests under this Plan, and for other valuable consideration, the Debtors, the Reorganized Debtors, the Creditors' Committee (and each member thereof) and every holder of a Claim or Equity Interest unconditionally and irrevocably forever waive, release and discharge all current and former Senior Secured Lenders and DIP Lenders, the Prepetition Agent, the DIP Agent and all persons or entities who were their respective directors, officers, employees, members, partners, equity holders, agents, advisors, professional persons, representatives, parent corporations, subsidiaries, affiliates and representatives from any and all

Causes of Action based upon any act or omission related to the Debtors and their business affairs, including, without limitation, any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of (i) any express contractual obligation owing by any such Person or (ii) the willful misconduct or gross negligence of any such Person. The Confirmation Order shall specifically provide for the foregoing releases and shall enjoin the prosecution of any such released Causes of Action.

           13.7 Injunction Relating to Exculpation and Release. The Confirmation Order will contain an injunction permanently enjoining the commencement or prosecution by the Debtors, the Reorganized Debtors and any other Person, whether derivatively or otherwise, of any Cause of Action exculpated, released or discharged pursuant to this Plan against the released and exculpated parties.

           13.8 Reconstitution of Creditors' Committee. On the Effective Date, the Creditors' Committee shall be reconstituted to consist of one member, who shall serve without compensation and shall be based as close to St. Louis, Missouri as is reasonably practicable (the "Reconstituted Committee"). The name of the initial member of the Reconstituted Committee shall be designated and disclosed by the Creditors' Committee on or before the date of the Confirmation Hearing. The Reconstituted Committee shall be permitted to monitor and consult with the Reorganized Debtors regarding any Disputed General Unsecured Claims. The Reconstituted Committee will terminate at such time when the amount of Disputed General Unsecured Claims is less than ten percent (10%) of the amount of Disputed General Unsecured Claims as of the Effective Date. The Reconstituted Committee shall be authorized to retain one local counsel, the fees and expenses of which shall be borne by the Reorganized Debtors up to the Reconstituted Committee Compensation (inclusive of the expenses of the member of the Reconstituted Committee), and any fees and expenses in excess of the Reconstituted Committee Compensation shall be chargeable against the Holdback Amount. In the event of any dispute regarding the expenses of the Reconstituted Committee or the fees and expenses of its counsel, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

           13.9 Certain Indenture Trustee Fees and Expenses The Reorganized Debtors will pay in Cash and pursuant to the Confirmation Order the reasonable fees and expenses of the Indenture Trustees through the Effective Date without the need for the Indenture Trustees to file an application for allowance with the Bankruptcy Court. Upon payment of the reasonable fees and expenses of the Indenture Trustees through the Effective Date in full, the Indenture Trustees will be deemed to have released any liens and priority rights for fees and expenses under the Indentures solely to the extent of such payment. The Reorganized Debtors shall pay the Indenture Trustees reasonable fees and expenses (including counsel's fees and expenses) incurred after the Effective Date in connection with making a distribution to holders of 9 7/8% Senior Subordinated Notes Claims and in connection with the Newco Offering. If the Debtors and an Indenture Trustee cannot agree on the amount of fees and expenses to be paid to such Indenture Trustee, the amount of fees and expenses shall be determined by the Bankruptcy Court.

           13.10 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of Professionals thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

           13.11 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash as soon as practicable following the Effective Date.

           13.12 Amendment or Modification of the Plan. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, with the consent of the Creditors' Committee, the DIP Agent, and the Senior Secured Lenders which consent shall not be unreasonably withheld, at any time prior to the Confirmation Date in conformity with section 1127(a) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified by the Debtors, with the consent of the Creditors' Committee, the DIP Agent, and the Senior Secured Lenders which consent shall not be unreasonably withheld, at any time after the Confirmation Date in conformity with section 1127(b) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

           13.13 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, the Plan will not be confirmed unless such provision is altered, amended or modified in accordance with Section 13.12 of the Plan and the Bankruptcy Court confirms the Plan as so altered, amended or modified.

           13.14 Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person, an admission against interests of the Debtors, nor shall it prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

           13.15 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

           13.16 Notices. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         Thermadyne Holdings Corporation      Thermadyne Holdings Corporation
         101 South Hanley Rd., Suite 600      101 South Hanley Rd., Suite 600
         St. Louis, Missouri  63105           St. Louis, Missouri  63105
         Attn:  Mr. James Tate                Attn:  Patricia S. Williams, Esq.
         Telephone:  (314) 746-2107           Telephone:  (314)  746-2328
         Facsimile:  (314) 746-2374           Facsimile:  (314) 746-2327


         with copies to:

         Weil, Gotshal & Manges LLP           Weil, Gotshal & Manges LLP
         767 Fifth Avenue                     100 Crescent Court, Suite 1300
         New York, New York  10153            Dallas, Texas  75201
         Attn:  Alan B. Miller, Esq.          Attn:  R. Scott Cohen, Esq.
         Telephone:  (212) 310-8000           Telephone:  (214) 746-7700
         Facsimile:  (212) 310-800            Facsimile:  (214) 746-7777

         Bryan Cave LLP
         One Metropolitan Square
         211 North Broadway
         St. Louis, Missouri 63102
         Attn:  Lloyd A. Palans, Esq.
         Telephone:  (314) 259-2000
         Facsimile:  (314) 259-2020

           13.17 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent the Plan or any agreement entered into pursuant to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

           13.18 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

           13.19 Plan Supplement. Forms of the Amended Reorganized Parent Holdings Certificate of Incorporation, the Amended Reorganized Parent Holdings Bylaws, the New Senior Debt Notes Agreement, Schedules 6.1(a)(x) and 6.1(a)(y) referred to in Section 6.1 of the Plan, the Management Stock Plan, the New


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
Warrant Agreements and the Registration Rights Agreement shall be contained in the Plan Supplement, filed with the Clerk of the Bankruptcy Court and served upon the Office of the United States Trustee, the Creditors' Committee, the Prepetition Agent and the DIP Agent, at least ten (10) days prior to the Balloting Deadline. Upon filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement by written request to Thermadyne Holdings, given as provided this Section 13.19.

           13.20 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose and shall not limit or otherwise affect the provisions of the Plan.

           13.21 Exhibits/Schedules. All exhibits and Schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

           13.22 Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Creditors' Committee, and the Senior Secured Lenders shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Creditors' Committee, and the Senior Secured Lenders and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the new securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or other offer and issuance of new securities hereunder.

           13.23 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

           13.24 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein.

           13.25 Inconsistency. In the event of any inconsistency between the Plan and the Disclosure Statement, any exhibit to the Plan or the Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern. In the event of any inconsistency between the Plan and the New Working Capital Facility or the New Senior Debt Notes Documents, the New Working Capital Facility and the New Senior Debt Notes Documents, as applicable, shall govern.



Dated:         St. Louis, Missouri
               January 17, 2003



                                        THERMADYNE HOLDINGS CORPORATION

                                        a Delaware corporation
                                        (for itself and on behalf of each of
                                         the Subsidiaries)



                                        By: /s/ James H. Tate
                                            ------------------------------------
                                            James H. Tate
                                            Senior Vice President and
                                            Chief Financial Officer



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